UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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TriMas Corporation
(Name of Registrant as Specified in its Charter)

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NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS To be held May 10, 2022
To the Shareholders of TriMas Corporation:
The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of TriMas Corporation (“TriMas” or the “Company”) will be held on Tuesday, May 10, 2022, at 8:00 a.m. Eastern Time. This year’s Annual Meeting will be a completely “virtual meeting” of shareholders. You will be able to attend and vote during the Annual Meeting, via live webcast by visiting www.virtualshareholdermeeting.com/TRS2022. You may also submit questions online before the start of the Annual Meeting. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com for the following purposes:
1.	Elect two directors to serve until the Annual Meeting of Shareholders in 2025;
2.	Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	Approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers (“NEOs”); and
4.	Transact other business as may properly come before the meeting.
We encourage you to read this proxy and our 2021 Annual Report, as well as visit our website at www.trimascorp.com to learn more about TriMas. There you will find additional information about our performance and how we are working to enhance shareholder value.
Finally, we want to encourage you to vote regardless of the size of your holdings. Every vote is important and your participation helps us do a better job of understanding and acting on what matters to you as a shareholder. You can cast your vote by internet, by telephone or by mailing a printed proxy card as outlined in this document.
/s/ Samuel Valenti III	/s/ Thomas A. Amato
Samuel Valenti III	Thomas A. Amato
Chairman of the Board	President and Chief Executive Officer
Bloomfield Hills, Michigan
This notice of Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about March 30, 2022.
Even if you intend to participate electronically during the Annual Meeting, please sign and date your proxy card or voting instruction card and return it in the accompanying envelope, or vote via telephone or internet (as indicated on your proxy card or voting instruction card), to ensure the presence of a quorum. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2022

The Proxy Statement and 2021 Annual Report of TriMas Corporation are available at: http://ir.trimascorp.com

Corporate Headquarters
38505 Woodward Avenue, Suite 200
Bloomfield Hills, Michigan 48304

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF SHAREHOLDERS
This proxy statement contains information regarding the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of TriMas Corporation (“TriMas” or the “Company”) to be held at 8:00 a.m. Eastern Time on Tuesday, May 10, 2022, via live webcast at www.virtualshareholdermeeting.com/TRS2022. The Company’s Board of Directors (“Board”) has fixed the close of business on March 11, 2022, as the record date (“Record Date”) for determining the shareholders that are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. The Board is soliciting proxies for use at such meeting and at any adjournment or postponement of such meeting. The Company has made these materials available to shareholders on the internet or, upon request, has delivered printed copies by mail or electronic copies by email. This proxy statement, along with the notice of Annual Meeting and form of proxy, was first made available to shareholders on or about March 30, 2022. The Company will bear the cost of soliciting proxies.
PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.
General Information
Meeting: Annual Meeting of Shareholders
Meeting Location: Via Virtual Meeting at www.virtualshareholdermeeting.com/TRS2022
Date: 8:00 a.m. Eastern Time on Tuesday, May 10, 2022
Record Date: March 11, 2022
Common Shares Outstanding as of Record Date: 42,706,870
Stock Symbol: TRS
Stock Exchange: The NASDAQ Global Market LLC
Registrar and Transfer Agent: Computershare
State and Year of Incorporation: Delaware (1986)
Corporate Website: www.trimascorp.com
Investor Relations Website: http://ir.trimascorp.com
Items to be Voted On	Board Recommendation
Proposal 1: Elect two directors	FOR ALL
Proposal 2: Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2022	FOR
Proposal 3: Approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers (“NEOs”)	FOR

Corporate Governance
Board Meetings in Fiscal 2021: 4
Standing Board Committees (Meetings in Fiscal 2021): Audit - 8; Compensation - 4; and Governance and Nominating - 3
Separate Chair and CEO: Yes
Board Independence: 7 of 8 directors
Independent Directors Meet without Management: Yes
Staggered Board: Yes
Shareholder Rights Plan: No
Simple Majority to Amend Charter and Bylaws: Yes
Hedging, Pledging and Short Sale Policy: Yes
Executive Compensation
CEO: Thomas A. Amato (age 58; CEO since July 2016)
Fiscal 2021 CEO Total Direct Compensation:
Base Salary: $715,000; Target Short-Term Incentive: $715,000; Target Long-Term Incentives: $2,499,974
Key Elements of our Executive Compensation Program for Fiscal 2021:
Base Salary: Represented 18% of our CEO's target compensation and, on average, 40% of our other NEOs' target compensation for 2021.

Short-Term Incentive: Annual incentive focused on corporate financial metrics that are directly tied to our annual business plan. Metrics include operating profit and cash flow generation. This represented 18% of our CEO’s target compensation and, on average, 25% of our other NEOs’ target compensation for 2021.

Long-Term Equity Incentives: 50% performance stock units (“cliff” vesting; shares earned, if any, based on relative total shareholder return and earnings per share cumulative average growth rate over a three-year period) and 50% service-based restricted stock units (generally vest in three equal installments on the first three anniversaries of award grant date) for our NEOs. Long-term equity incentives represented 64% of 2021 target compensation for our CEO and, on average, 35% for our other NEOs.

Recoupment Policy: Yes
Fiscal 2021 Highlights
• Increased 2021 net sales by 11.3% to $857.1 million with sales growth in all three segments
• Reported record annual cash flows from operating activities of $134.2 million
• Completed two acquisitions, continuing to expand TriMas’ packaging and aerospace platforms

• Repurchased nearly 600,000 shares of outstanding common stock to reduce total shares outstanding by nearly 1%, and added a quarterly dividend program to the Company’s balanced capital allocation strategy

• Successfully refinanced capital structure, extending maturities and locking in a historically low rate on fixed rate debt

• Continued to maintain a strong balance sheet ending 2021 with $433.8 million of unrestricted cash and aggregate availability and a net leverage ratio below our target of less than 2.0x, even after acquisitions, dividend payments and share repurchases

• Released TriMas’ 2021 Sustainability Report, outlining our commitment to responsible ESG practices

TriMas Corporation
PROPOSAL 1 — ELECTION OF DIRECTORS
The Board is divided into three classes, each class consisting of approximately one-third of the Company’s directors. Class I directors’ terms will expire at the Annual Meeting. Messrs Thomas A. Amato and Jeffrey M. Greene consented to stand for re-election to serve until the 2025 Annual Meeting of Shareholders. If either of them should become unavailable, the Board may designate a substitute nominee. In that case, the proxy holders named as proxies in the accompanying proxy card will vote for the Board’s substitute nominee.
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE TWO DIRECTORS LISTED BELOW WHO STANDS FOR RE-ELECTION, TO SERVE UNTIL THE 2025 ANNUAL MEETING.
Vote Required
The two individuals who receive the most votes cast at the Annual Meeting will be elected as directors, provided a quorum of at least a majority of the outstanding shares of the Company’s common stock (the “Common Stock”) is represented at the meeting. However, we have adopted a majority voting policy that is applicable in uncontested director elections. This means that the plurality standard will determine whether a director nominee is elected, but our majority voting policy will further require that the number of votes cast “for” a director must exceed the number of votes “withheld” from that director or the director must submit his or her resignation. The Board, taking into account the recommendation of the Governance and Nominating Committee, would then determine whether to accept or reject any required resignation. A proxy card marked “Withhold” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the election of directors.
Additional information regarding the directors and director nominees of the Company is set forth below.
Directors and Director Nominees
The Board currently consists of eight members divided into three classes serving staggered terms.
Name	Title	Committees*	Term Ending	Class(2)
Thomas A. Amato(1)	Director, President and Chief Executive Officer	N/A	2022	I
Jeffrey M. Greene(1)	Director	C	2022	I
Holly M. Boehne	Director	G	2023	II
Teresa M. Finley	Director	A, C**	2023	II
Herbert K. Parker	Director	A**	2023	II
Nick L. Stanage	Director	C, G	2024	III
Daniel P. Tredwell	Director	A, C, G**	2024	III
Samuel Valenti III	Chair of the Board	A, C	2024	III
*	A = Audit Committee; C = Compensation Committee; G = Governance and Nominating Committee
**	Chair of Committee
(1)	Standing for re-election at the Annual Meeting.
(2)	Class I term expires at the 2022 Annual Meeting of Shareholders; Class II term expires at the 2023 Annual Meeting of Shareholders; Class III term expires at the 2024 Annual Meeting of Shareholders.
2022 Proxy Statement	I	1

TriMas Corporation
Director Background, Experience and Qualifications
The following includes a brief overview of the experience, qualifications, attributes and skills that led to the conclusion that the directors and nominees should serve on the Board at this time. The Governance and Nominating Committee considers the experience, mix of skills and other qualities of the existing Board to ensure appropriate Board composition. The Governance and Nominating Committee believes that directors must have demonstrated excellence in their chosen field, high ethical standards and integrity, and sound business judgment. In addition, it seeks to ensure the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the Company’s business.
As more fully reflected in the chart below, the Board believes that the directors and nominees have an appropriate balance of knowledge, experience, attributes, skills and expertise as a whole to ensure the Board appropriately fulfills its oversight responsibilities and acts in the best interests of shareholders. The Board believes that each director satisfies its criteria for demonstrating excellence in his or her chosen field, high ethical standards and integrity, and sound business judgment. In addition, the Board has seven independent directors in accordance with the applicable independence rules of The NASDAQ Global Market LLC (“Nasdaq”) and such directors are also independent of the influence of any particular shareholder or shareholder groups whose interests may diverge from the interests of the shareholders as a whole. Further, each director or nominee brings a strong background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.

Board Makeup

Tenure

<5 yrs. ● ● ●

5-10 yrs. ● ● ●

>10 yrs. ● ●

38%

3 of our 8 directors have less than 5 years

Ethnicity

13%

1 of our 8 directors is ethnically diverse

Gender

25%

2 of our 8 directors are female

Independence

88%

7 of our 8 directors are independent

Board Skills

Financial

100%

(8 out of 8 members of the board)

Global Business

100%

(8 out of 8 members of the board)

Engineering and Innovation

63%

(5 out of 8 members of the board)

CEO Experience

38%

(3 out of 8 members of the board)

Manufacturing

88%

(7 out of 8 members of the board)

Strategy

100%

(8 out of 8 members of the board)

2	I	2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
Board Diversity Matrix
The Board Diversity Matrix below presents the Board’s diversity statistics as required by applicable Nasdaq rules.
(As of January 30, 2022)*
Total Number of Directors: 8

Part I: Gender Identity	Male	Female	Non-Binary	Not Disclosed
Number of Directors Based on Gender Identity	6	2	-	-
Part II: Demographic Background
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	5	2	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
*	Based on self-identified diversity characteristics.
2022 Proxy Statement	I	3

TriMas Corporation
Director Biographies

Age: 58
Director Since: 2016
Thomas A. Amato

Mr. Amato has served as President, Chief Executive Officer and Director of TriMas since July 2016. From October 2009 through December 2015, he served as Chair, Chief Executive Officer and President of Metaldyne, LLC, and from August 2014 through December 2015, as Co-President and Chief Integration Officer of Metaldyne Performance Group. Prior to leading Metaldyne, LLC, he served as Chair, Chief Executive Officer and President of Metaldyne Corporation, and Co-Chief Executive Officer of Asahi Tec Corporation, a company publicly traded on the Tokyo Stock Exchange at the time. Prior to this role, Mr. Amato worked at Masco Tech in positions of increasing responsibility, including as Vice President of Corporate Development. Mr. Amato brings more than 25 years of broad industrial experience, having served in several leadership positions at global, multi-billion dollar businesses.

Mr. Amato has extensive knowledge and expertise in executive leadership, industrial operations, financial transactions, business portfolio development and management, investor relations, acquisitions and divestitures, and international operations.

Current Directorships: Ametek, Inc. Former Directorships: Asahi Tec, Wolverine Tube, Continental Structural Plastics, Unifrax

Age: 59
Director Since: 2020
Committees: Governance & Nominating
Holly M. Boehne

Ms. Boehne served as Chief Technology Officer and Senior Vice President of Andersen Corporation from 2009 through her retirement in 2019. During her 15-year career at Andersen, her responsibilities included driving new business models and innovations to transform the company's competitive position, optimizing the global supply chain, creating and delivering new product platforms, driving a culture of continuous improvement and ensuring robust quality systems. Prior to this role, Ms. Boehne held positions of increasing responsibility at Ecolab Inc. and The Pillsbury Company. Ms. Boehne brings over three decades of broad operational business leadership across the public and private sectors in different industries, including building products, cleaning and sanitation, and food manufacturing.

Ms. Boehne has extensive knowledge and expertise in strategy creation and deployment, innovation, technology development, global supply chain optimization, operational excellence, talent development and risk management.

Current Directorships: Prometheus Group, Inc Former Directorships: None

Age: 60
Director Since: 2020
Committees: Audit, Compensation
Teresa M. Finley

Ms. Finley served as the Chief Marketing and Business Services Officer (CMO), and member of the executive leadership team for UPS until her retirement in 2017. As CMO, she was responsible for the advancement of global marketing capabilities, growth strategies, product innovation, pricing, communications and brand management. Ms. Finley's prior roles at UPS from 2007 through 2015 included Chief Financial Officer for multiple global businesses, Corporate Controller and Treasurer, and Vice President of Investor Relations. Ms. Finley served as a Senior Advisor with the Boston Consulting Group from June 2019 to November 2021, where she provided transportation and logistics expertise. Ms. Finley is a qualified financial expert and brings more than 34 years of experience in financial, marketing and strategy leadership roles at a Fortune 50 company.

Ms. Finley has extensive knowledge and expertise in global finance and accounting, operational excellence, product innovation, pricing and segment marketing, global shared services and post-acquisition management.

Current Directorships: Union Pacific Railroad, Pilot Freight Services, AssuranceAmerica Former Directorships: None

4	I	2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Age: 63
Director Since: 2018
Committees: Compensation
Jeffrey M. Greene

Mr. Greene has served as Advisor, and is the Founding Partner, of Orion Advisors Group since July 2014. Prior to July 2014, he served as President and Chief Executive Officer of Consolidated Container Company from October 2005 to May 2014. Prior to this role, he held the roles of Senior Vice President - Consumer Packaging Group of Consolidated Container, Senior Vice President - Operations of Exopack, and President - CPG Products and Director - Strategic Accounts of Union Camp Corporation. Mr. Greene brings more than 35 years of experience with companies in the packaging, consumer products and industrial markets.

Mr. Greene has extensive knowledge and expertise in executive leadership, operational management, and acquisitions and divestitures, as well as expertise in the development and implementation of strategic and operational plans.

Current Directorships: The Thiele Kaolin Company, Tekni-Plax, Inc. Former Directorships: CSP Technologies, Inc., Solo Cup Company, Pretium Packaging LLC

Age: 64
Director Since: 2015
Committees: Audit
Herbert K. Parker

Mr. Parker served as Executive Vice President - Operational Excellence of Harman International Industries, Inc. from January 2015 to March 2017. Previously, Mr. Parker served as Executive Vice President and Chief Financial Officer of Harman International from June 2008 to January 2015. Prior to joining Harman, Mr. Parker served in various senior financial positions with ABB Ltd. (known as ABB Group) from 1980 to 2006, including as Chief Financial Officer of the Global Automation Division from 2002 to 2005, and the Americas region from 2006 to 2008. Mr. Parker brings more than 30 years of experience in financial reporting, accounting and Sarbanes-Oxley compliance for public companies, and is a qualified financial expert.

Mr. Parker has extensive knowledge and expertise in financial reporting, accounting and Sarbanes-Oxley compliance, acquisitions and the integration process, divestitures, capital asset allocation, restructuring and realigning operational functions, risk oversight and international matters.

Current Directorships: Apogee Enterprises, Inc., nVent Electric plc, American Axle & Manufacturing Holdings, Inc. Former Directorships: TMS International Corporation

Age: 63
Director Since: 2013
Committees: Compensation, Governance & Nominating
Nick L. Stanage

Mr. Stanage is the Chairman, President and Chief Executive Officer of Hexcel Corporation, a position he has held since August 2013. He joined Hexcel in November 2009 as President, and in May 2012, he became Chief Operating Officer. Prior to joining Hexcel, Mr. Stanage served as President of the Heavy Vehicle Products Group at Dana Holding Corporation from 2005 to 2009. From 1986 to 2005, Mr. Stanage held positions of increasing responsibility in engineering, operations and marketing with Honeywell Inc. (formerly AlliedSignal Inc.). Mr. Stanage brings more than 30 years of experience in executive leadership, operations and management related to aerospace and automotive manufacturing environments.

Mr. Stanage has extensive knowledge and expertise in executive leadership, operational management, program and project management, customer relationship management, executive compensation and global restructuring.

Current Directorships: Hexcel Corporation Former Directorships: None

2022 Proxy Statement	I	5

TriMas Corporation

Age: 64
Director Since: 2002
Committees: Audit, Compensation, Governance & Nominating
Daniel P. Tredwell

Mr. Tredwell is one of the Co-founders and the Managing Member of CoveView Advisors LLC and CoveView Capital LLC since 2009. He also served as Managing Member of Heartland Industrial Partners, L.P. since 2006. Prior to this role, Mr. Tredwell served as a Managing Director at Chase Securities Inc. (predecessor of J.P. Morgan Securities, Inc.). Mr. Tredwell brings more than 30 years of experience in private equity and investment banking, and is a qualified financial expert.

Mr. Tredwell has extensive knowledge and expertise in corporate strategy, finance, banking, acquisitions and divestitures, economics, asset management, business development, risk management, executive compensation, crisis management, corporate oversight and audit.

Current Directorships: None
Former Directorships: Springs Industries, Inc., Metaldyne Corporation, Asahi Tec Corporation, Companhia de Tecidos Norte De Minas (Coteminas), Springs Global Participacoes S.A.

Age: 76
Director Since: 2002
Committees: Audit, Compensation
Samuel Valenti III

Mr. Valenti serves as Chair and Chief Executive Officer of Valenti Capital LLC. Mr. Valenti was employed by Masco Corporation from 1968 through 2008. From 1988 through 2008, Mr. Valenti was President and a member of the Board of Masco Capital Corporation, and was Vice President - Investments of Masco Corporation from 1974 to 1998. Mr. Valenti currently serves on the Advisory Council at the University of Notre Dame and the Advisory Board at the University of Michigan Business School Zell-Lurie Institute. Mr. Valenti is a member of Business Leaders for Michigan and serves as Chair of the Renaissance Venture Capital Fund. Mr. Valenti brings more than 40 years of experience in the management of diversified manufacturing businesses.

Mr. Valenti has extensive knowledge and expertise in finance, economics, acquisitions and divestitures, corporate governance and asset management.
Current Directorships: American Axle & Manufacturing Holdings, Inc. Former Directorships: Horizon Global Corporation

6	I	2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
Corporate Governance
Board of Directors Risk Management Functions
As part of its oversight function, the Board monitors how management operates the Company, in part via its committee structure. When granting authority to management, approving strategies and receiving management reports, the Board considers, among other things, the risks and vulnerabilities the Company faces. On a regular basis, the Board reviews the Company’s enterprise risk management process, including the design of the program, the key risks identified and the actions identified to manage and reduce those risks. Consistent with this undertaking, the Board regularly reviews the Company’s cybersecurity strategy and activities in support of the strategy. The Audit Committee considers risk issues associated with the Company’s overall financial reporting, disclosure process and legal compliance, as well as reviewing policies on risk control assessment and accounting risk exposure. In addition to its regularly scheduled meetings, the Audit Committee meets with the corporate audit team and the independent registered public accounting firm in executive sessions at least quarterly, and with the general counsel as determined from time to time by the Audit Committee. The Compensation Committee and the Governance and Nominating Committee each considers risk issues associated with the substantive matters addressed by the committee.
During 2021, the Board consisted of eight directors. During 2021, the Board held four meetings, the Audit Committee held eight meetings, the Compensation Committee held four meetings and the Governance and Nominating Committee held three meetings.
The Board of Directors and Committees
As noted above, the Company’s Board of Directors currently consists of eight directors, divided into three classes approximately equal in number. The members of each class serve for staggered, three-year terms. Upon the expiration of the term of a class of directors, directors in that class may be asked to stand for re-election for a three-year term at the annual meeting in the year in which their term expires.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the Company’s directors.
The Board has determined, after considering all of the relevant facts and circumstances, that Messrs. Greene, Parker, Stanage, Tredwell and Valenti, and Mses. Boehne and Finley are “independent” from management in accordance with the Nasdaq listing standards and the Company’s Corporate Governance Guidelines. To be considered independent, the Board must determine that a director does not have any direct or indirect material relationships with the Company and must meet the criteria for independence set forth in the Company’s Corporate Governance Guidelines.
During 2021, all current directors attended at least 75%, in aggregate, of the meetings of the Board and all committees of the Board on which they served. All of the current directors who were serving on the Board at the time of the 2021 Annual Meeting of Shareholders attended the 2021 Annual Meeting. All directors are expected to attend all Board meetings, including the annual meeting, and meetings of each committee of which they are a member. In addition to attending Board and committee meetings, directors fulfill their responsibilities by consulting with the president and chief executive officer and other executives on matters that may affect the Company.
Independent directors hold regularly scheduled executive sessions in which independent directors meet without the presence of management. These executive sessions generally occur around regularly scheduled meetings of the Board. For information on how you can communicate with the Company’s non-management directors, see “Communicating with the Board.”
Audit Committee. The Audit Committee is responsible for providing independent, objective oversight and review of the Company’s auditing, accounting and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of the Company’s internal audit function. In addition, the Audit
2022 Proxy Statement	I	7

TriMas Corporation
Committee is responsible for (1) selecting the Company’s independent registered public accounting firm, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function, and compliance with relevant legal and regulatory requirements, (4) annually reviewing the Company’s independent registered public accounting firm’s report describing the auditing firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm, (6) discussing earnings press releases and any financial information or earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately and periodically, with management, internal auditors, and the independent registered public accounting firm, (9) reviewing with the independent auditor any audit problems or difficulties and management’s responses, (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm, (11) handling such other matters that are specifically delegated to the Audit Committee by applicable law or regulation or by the Board, and (12) reporting regularly to the full Board. See “Report of the Audit Committee.” The Audit Committee’s charter is available on the Company’s website, www.trimascorp.com, in the Corporate Governance subsection of the Investors page.
Each of the directors on the Audit Committee is financially literate. The Board has determined that Ms. Finley and Messrs. Parker and Tredwell, each qualify as an “audit committee financial expert” within the meaning of Securities and Exchange Commission (“SEC”) regulations and that each member on the Audit Committee has the accounting and related financial management expertise required by the Nasdaq listing standards and that each is “independent” from management in accordance with Nasdaq listing standards and the Company’s Corporate Governance Guidelines.
Compensation Committee. The Compensation Committee is responsible for developing and maintaining the Company’s compensation strategies and policies, including (1) reviewing and approving the Company’s overall executive and director compensation philosophy and the executive and director compensation programs to support the Company’s overall business strategy and objectives, (2) overseeing the management continuity and succession planning process (except as otherwise within the scope of the Governance and Nominating Committee) with respect to the Company’s officers, and (3) preparing any report on executive compensation required by the applicable rules and regulations of the SEC and other regulatory bodies.
The Compensation Committee is responsible for monitoring and administering the Company’s compensation and employee benefit plans and reviewing, among other things, base salary levels, incentive awards and bonus awards for officers and key executives, and such other matters that are specifically delegated to the Compensation Committee by applicable law or regulation, or by the Board. The Compensation Committee’s charter reflects such responsibilities and is available on the Company’s website, www.trimascorp.com, in the Corporate Governance subsection of the Investors page. Each of the directors on the Compensation Committee is “independent” from management in accordance with Nasdaq listing standards (including those standards particular to Compensation Committee membership) and the Company’s Corporate Governance Guidelines. See also “Compensation Discussion and Analysis - Role of the Compensation Committee,” “Compensation Discussion and Analysis - Input from Management” and “Compensation Discussion and Analysis - Independent Compensation Committee Consultant.” The Compensation Committee is entitled to delegate certain of its responsibilities to subcommittees of the Compensation Committee or other committees of the Board, subject to applicable law.
Governance and Nominating Committee. The Governance and Nominating Committee is responsible for identifying and nominating individuals qualified to serve as Board members and recommending directors for each Board committee. Generally, the Governance and Nominating Committee will re-nominate incumbent directors who continue to satisfy its criteria for membership on the Board, who it believes will continue to make important contributions to the Board and who consent to continue their service on the Board.
8	I	2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
In recommending candidates to the Board, the Governance and Nominating Committee reviews the experience, mix of skills and other qualities of a nominee to assure appropriate Board composition after taking into account the current Board members and the specific needs of the Company and the Board. The Board looks for individuals who have demonstrated excellence in their chosen field, high ethical standards and integrity, and sound business judgment. The Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints. As required by Nasdaq, SEC or such other applicable regulatory requirements, a majority of the Board will be comprised of independent directors.
The Governance and Nominating Committee generally relies on multiple sources for identifying and evaluating nominees, including referrals from the Company’s current directors and management. The Governance and Nominating Committee does not solicit director nominations, but will consider recommendations by shareholders with respect to elections to be held at an annual meeting, so long as such recommendations are sent on a timely basis to the Corporate Secretary of the Company and are in accordance with the Company’s bylaws. The Governance and Nominating Committee will evaluate nominees recommended by shareholders against the same criteria. The Company did not receive any nominations of directors by shareholders for the Annual Meeting. See “How and when may I submit a shareholder proposal or director nomination for the 2023 Annual Meeting?” for more information.
The Governance and Nominating Committee is also responsible for recommending to the Board appropriate Corporate Governance Guidelines applicable to the Company and overseeing governance issues.
The Governance and Nominating Committee’s charter is available on the Company’s website, www.trimascorp.com, in the Corporate Governance subsection of the Investors page.
Compensation Committee Interlocks and Insider Participation. Ms. Finley and Messrs. Greene, Stanage, Tredwell and Valenti are the current members of the Company’s Compensation Committee. In addition to these current members, Ms. Boehne and Mr. Parker previously served on the Company’s Compensation Committee during 2021. No current or prior member of the Compensation Committee is or was previously an employee of the Company.
Retirement Age and Term Limits. The Corporate Governance Guidelines provide that a director (excluding directors serving on the Board as of February 25, 2013) is expected to submit his or her resignation from the Board at the first annual meeting of shareholders following the director’s 75th birthday. The Board may accept or reject such resignation in its discretion after consultation with the Governance and Nominating Committee. The Board has not established term limits for the directors.
Assessment of Board and Committee Performance. The Board evaluates its performance annually. In addition, each Board committee performs an annual self-assessment to determine its effectiveness. The results of the Board and committee self-assessments are discussed with the Board and each committee, respectively.
2022 Proxy Statement	I	9

TriMas Corporation
Sustainability
The Company’s sustainability mission envisions meeting the needs of our customers, while conducting business in a socially, economically and environmentally responsible manner to the benefit of current and future generations, thereby creating value for all stakeholders. The Company published its inaugural Sustainability Report in 2020, which highlighted our global sustainability initiatives. Since that time, the Company has increased its commitment toward responsible environmental, social and governance (ESG) practices. In 2021, the Company formed the ESG Action Committee, which is comprised of cross-functional leaders across the Company and is responsible for continuous improvement efforts related to sustainability and ESG initiatives, under the guidance of the ESG Steering Committee, which consists of senior management, and the Board of Director’s Nominating and Governance Committee. You can read more about our sustainable product offerings, as well as our initiatives to develop a more diverse workforce; our excellence in health, safety and environmental matters; our commitment to integrity and ethical business conduct; our proactive approach to community involvement and other sustainability efforts, by reviewing the TriMas Sustainability Report found at www.trimascorp.com under the “Sustainability” - “2021 Sustainability Report” section. The 2021 TriMas Sustainability Report is not incorporated by reference in, and does not form a part of, this proxy statement.
10	I	2022 Proxy Statement

TriMas Corporation
DIRECTOR COMPENSATION
The Compensation Committee is responsible for reviewing director compensation and making recommendations to the Board with respect to that compensation, as appropriate. The Compensation Committee and Board believe that directors should receive a mix of cash and equity over their tenure. The combination of cash and equity compensation is intended to provide incentives for directors to continue to serve on the Board and to attract new directors with outstanding qualifications. Directors may make an annual election to defer receipt of Board cash compensation, provided the election is made prior to the fiscal year in which the deferral is effective.
Annual Cash Retainer and Meeting Fees. For 2021, each independent director who served for the entirety of 2021 received an annual cash retainer of $100,000. In connection with Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s external executive compensation consulting firm, upon review and analysis of outside director compensation, effective April 1, 2021, the Board approved the elimination of meeting fees and adjusted Board and committee chair retainers, as described in the following chart:
Fee Type	2020 Compensation(1) ($)	2021 Compensation(1) ($)	Change in Value ($)
Director Retainer	100,000	100,000	—
Chairman of the Board Retainer	125,000	100,000	(25,000)
Audit Committee Chair Retainer	15,000	20,000	5,000
Compensation Committee Chair Retainer	10,000	15,000	5,000
Governance & Nominating Committee Chair Retainer	5,000	10,000	5,000
Meeting Fees	1,000	—	(1,000)
(1)	Each of the above retainer amounts represents annual compensation. Meeting fees represent fees for each Director for each meeting attended.
The Company operates a director retainer share election program to permit directors to make an annual election to receive unrestricted stock for deferred or non-deferred compensation for board service in lieu of cash at the time payment is made each quarter. For 2021, one independent director (Mr. Greene) elected to defer receipt of part of his Board compensation.
Equity Compensation. As part of the independent directors’ annual compensation package, each independent director also receives an annual grant of restricted stock units with a grant date fair market value of approximately $100,000, with each grant generally subject to the director’s continued service on the Board for a one-year vesting period. In March 2021, the Company made the annual grant to each of the current independent directors on the same terms.
Director Stock Ownership. We have established stock ownership guidelines for our independent directors to more closely tie their interests to those of shareholders. Under these guidelines, all such directors are required to own, within five years after initial election to the Board as an independent director, shares of Company stock having a value equal to three times their annual cash retainer (excluding any additional retainers for Board and committee chair service). Unrestricted stock, service-based restricted stock units and vested in-the-money options are counted toward fulfillment of this ownership requirement. As of December 31, 2021, each independent director was in compliance with his or her stock ownership requirement. If an independent director does not meet the stock ownership guidelines, the Compensation Committee may consider such fact in determining the award of future equity awards to such director.
Indemnification. The Company has entered into indemnification agreements with each of its directors. These agreements require the Company to indemnify such individuals for certain liabilities to which they may become subject as a result of their affiliation with the Company.
2022 Proxy Statment	I	11

TriMas Corporation
Other. The Company reimbursed all directors for expenses incurred in attending Board and committee meetings in 2021. The Company does not provide any perquisites to directors. In 2021, Mr. Tredwell received $20,000 in additional compensation for strategic planning assistance in his capacity as a director.
2021 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Samuel Valenti III	222,270	99,980	322,250
Holly M. Boehne	109,333	99,980	209,313
Teresa M. Finley	119,896	99,980	219,876
Jeffrey M. Greene	108,333	99,980	208,313
Herbert K. Parker	127,833	99,980	227,813
Nick L. Stanage	109,333	99,980	209,313
Daniel P. Tredwell	132,000	99,980	231,980
(1)	Mr. Greene elected to defer 50% of his 2021 fees earned as permitted under the Company’s director retainer share election program.
(2)
The amounts in this column reflect the grant date fair value (computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic 718) of the service-based restricted stock units granted to our non-employee directors during 2021. Mses. Finley and Boehne and Messrs. Valenti, Greene, Parker, Stanage and Tredwell each received 3,016 restricted stock units effective on March 11, 2021. These awards were granted under the Company’s 2017 Equity and Incentive Compensation Plan and generally vest one year from the date of grant.

The table below sets forth as to each non-employee director the aggregate number of restricted stock units outstanding as of December 31, 2021. As of such date, none of our non-employee directors held any stock options or stock awards other than restricted stock units.
Name	Stock Awards
Samuel Valenti III	3,016
Holly M. Boehne	3,016
Teresa M. Finley	3,016
Jeffrey M. Greene	3,016
Herbert K. Parker	3,016
Nick L. Stanage	3,016
Daniel P. Tredwell	3,016
Corporate Governance
The Board has adopted Corporate Governance Guidelines, a copy of which may be found on the Company’s website, www.trimascorp.com, in the Corporate Governance subsection of the Investors page. These guidelines address, among other things, director responsibilities, qualifications (including independence) and compensation, and access to the Board. The Governance and Nominating Committee is responsible for overseeing and reviewing these guidelines and recommending any changes to the Board.
Code of Conduct. Effective May 14, 2019, the Board adopted a revised Code of Conduct that applies to all directors and all employees, including the Company’s principal executive officer, principal financial officer and other persons performing similar executive management functions. The Code of Conduct is posted on the Company’s website, www.trimascorp.com, in the Corporate Governance subsection of the Investors page. All amendments to the Company’s Code of Conduct, if any, will be also posted on the Company’s website, along with all waivers, if any, of the Code of Conduct involving senior officers.
12	I	2022 Proxy Statment

DIRECTOR COMPENSATION
A copy of the Company’s committee charters, Corporate Governance Guidelines and Code of Conduct will be sent to any shareholder, without charge, upon written request sent to the Company’s executive offices: TriMas Corporation, Attention: General Counsel, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304.
Communicating with the Board
Any shareholder or interested party who desires to communicate with the Board or any specific director, including the chair, non-management directors or committee members, may write to: TriMas Corporation, Attention: Board of Directors, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304.
Depending on the subject matter of the communication, management will:
•	Forward the communication to the director or directors to whom it is addressed (matters addressed to the chair of the Audit Committee will be forwarded unopened directly to the Audit Committee chair);
•
Attempt to handle the inquiry directly where the communication does not appear to require direct attention by the Board or an individual member (e.g., the communication is a request for information about the Company or is a stock-related matter); or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
To submit concerns regarding accounting matters, shareholders and other interested persons may also call the Company’s toll-free, confidential hotline number published at www.trimascorp.com in the Corporate Governance subsection of the Investors page, in the document entitled Code of Conduct. Concerns may be expressed on a confidential and anonymous basis.
Communications made through the confidential hotline number are reviewed by the Audit Committee at each non-earnings Audit Committee meeting; other communications will be made available to directors at any time upon their request.
2022 Proxy Statment	I	13

TriMas Corporation
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with the independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding as determined by the Audit Committee from the Company for such advice and assistance.
The Company’s management is primarily responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing opinions on the conformity of reporting those audited financial statements with United States generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors the Company’s financial reporting process and reports to the Board on its findings.
In this context, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021, with the Company’s management;
2.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

3.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

4.
Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board.
The Audit Committee
Herbert K. Parker, Chair
Teresa M. Finley
Daniel P. Tredwell
Samuel Valenti III
14	I	2022 Proxy Statment

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.
The Audit Committee has appointed Deloitte as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2022.Deloitte served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2021, December 31, 2020, and December 31, 2019. Representatives of Deloitte are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, make a statement.
The appointment of Deloitte as the independent registered public accounting firm for the Company is being presented to the shareholders for ratification. The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total shares of Common Stock present in person or represented by proxy, provided that a quorum of at least a majority of the outstanding shares are present or represented at the meeting. If you abstain from voting on this matter, your abstention will have the same effect as a vote against the matter. If you hold your shares through a broker and you do not instruct the broker on how to vote on this “routine” proposal, your broker will nevertheless have authority to vote your shares on this “routine” proposal in your broker’s discretion. Proxies submitted pursuant to this solicitation will be voted “FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, unless specified otherwise.
Fees Paid to Independent Auditor
The following table presents fees billed by Deloitte for professional audit services rendered related to the audits of the Company’s annual financial statements for the years ended December 31, 2021, and 2020, respectively, and fees for other services rendered during those periods.
	2021 ($)	2020 ($)
Audit Fees	910,000	990,000
Audit-related Fees	80,000	—
Tax Fees	490,000	480,000
All Other Fees	—	—
Total	1,480,000	1,470,000
Audit and Audit-Related Fees
Integrated audit fees billed for services rendered in connection with the audit of the Company’s annual financial statements and the effectiveness of the Company’s internal control over financial reporting were approximately $0.9 million and $1.0 million for 2021 and 2020, respectively. In addition, audit-related fees in 2021 of approximately $0.1 million were incurred related to comfort letter procedures performed in connection with the Company’s debt refinance.
2022 Proxy Statment	I	15

TriMas Corporation
Tax Fees
The Company engages Deloitte to assist with its U.S. tax compliance reviews. In addition, tax fees in 2021 and 2020 include amounts for various tax deduction and assessment projects. Except for the amounts disclosed above, there were no tax fees billed by Deloitte during 2021 or 2020, as the Company retained another firm to provide tax advice.
The Audit Committee has determined that the rendering of all non-audit services by Deloitte in 2021 and in 2020 is compatible with maintaining auditor independence.
We have been advised by Deloitte that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.
On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent registered public accounting firm. No services are undertaken which are not pre-approved. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All of the services provided by Deloitte, our independent auditor in 2021 and 2020, including services related to audit, audit-related fees, tax fees and all other fees described above, were approved by the Audit Committee under its pre-approval policies.
The Audit Committee’s policies permit the Company’s independent accountants, Deloitte, to provide audit-related services, tax services and non-audit services to the Company, subject to the following conditions:
1.	Deloitte will not be engaged to provide any services that may compromise its independence under applicable laws and regulations, including rules and regulations of the SEC and the PCAOB;
2.	Deloitte and the Company will enter into engagement letters authorizing the specific audit-related services or non-audit services and setting forth the cost of such services;
3.
The Company is authorized, without additional Audit Committee approval, to engage Deloitte to provide (a) audit-related and tax services, including due diligence and tax planning related to acquisitions where Deloitte does not audit the target company, to the extent that the cost of such engagement does not exceed $250,000, (b) due diligence and tax planning related to acquisitions where Deloitte audits the target company, to the extent the cost of such engagement does not exceed $20,000, and (c) services not otherwise covered by (a) or (b) above to the extent the cost of such engagements does not exceed $150,000; provided, however, that the aggregate amount of all such engagements under (a), (b) and (c) may not exceed $350,000 in any calendar quarter; and

4.	The Chair of the Audit Committee will be promptly notified of each engagement and the Audit Committee will be updated quarterly on all engagements, including fees.
16	I	2022 Proxy Statment

PROPOSAL 3 — APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
PROPOSAL 3 — APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
As required pursuant to Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, the Company is providing shareholders with an advisory (non-binding) vote to approve the compensation paid to our NEOs as disclosed in this proxy statement. This advisory vote is commonly known as a “Say-on-Pay” vote. At the 2017 Annual Meeting of Shareholders, a majority of the votes cast on a proposal regarding the frequency for future Say-on-Pay votes approved the Board’s recommendation to hold future Say-on-Pay votes on an annual basis. The Company adopted an annual Say-on-Pay vote program in 2017 after considering these voting results. The last Say-on-Pay vote took place at the 2021 Annual Meeting of Shareholders, during which we received approximately 91% approval of our Say-on-Pay resolution.
At its first meeting held after our 2021 Say-on-Pay vote, the Compensation Committee reviewed the voting results described above. After taking into consideration the strong level of support expressed by our shareholders for the executive compensation program for our then-NEOs, the Compensation Committee decided to continue to apply the same guiding philosophy and principles to subsequent decisions and when adopting subsequent policies regarding NEO compensation. No changes have been made to our executive compensation program specifically in reaction to the 2021 Say-on-Pay vote. The Compensation Committee has also continued to monitor voting policy changes adopted by our institutional shareholders and their advisors since the 2021 Say-on-Pay vote and expects to continue to take those voting policies into account when considering changes to our executive compensation program.
2021 Compensation Program Highlights
As described in the Compensation Discussion and Analysis within this proxy statement, our NEOs are rewarded when defined financial and operational performance results are achieved and when value is created for our shareholders. Our Compensation Committee believes that our compensation program is effective in implementing our executive compensation philosophy and establishing a link between compensation and shareholder interests.
Highlights of our compensation program include the following:
•
A substantial percentage of each NEO’s target total direct compensation is variable and consists of incentives that can be earned for achieving annual and long-term performance goals. Our program is weighted toward pay-for-performance and variable compensation to reinforce our philosophy of compensating our executives when they and the Company are successful in ways that support shareholder interests;

•	Each year, the Compensation Committee establishes performance measures intended to focus executives on the most important Company objectives;
2022 Proxy Statment	I	17

TriMas Corporation
•
In determining the compensation components for each NEO for 2021, the Compensation Committee generally focused on market values around the size-adjusted median of our peer group and survey data. The market information is considered a reference point rather than policy for reviewing competitiveness;

•	Our expectations for stock ownership align executives’ interests with those of our shareholders and all of the NEOs are in compliance with our stock ownership guidelines;
•
The Company’s clawback policy permits the Compensation Committee to recoup or rescind variable compensation to executives, including NEOs, under certain situations, including restatement of financial results;

•	Our Compensation Committee has retained an independent compensation consultant to advise it with respect to executive and non-employee director compensation matters;
•	We do not have employment agreements with our executives;
•	We do not permit “underwater” stock options or stock appreciation rights to be repriced without stockholder approval;
•
The Company’s anti-hedging policy prohibits our directors and the Company’s executives, including NEOs, from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Common Stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds; and

•	The Company’s anti-pledging policy prohibits our directors and the Company’s executives, including NEOs, from pledging with respect to the Company’s Common Stock.
Shareholder Support
We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this proxy statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative and other disclosures in this proxy statement.”
As an advisory vote, this proposal is not binding on the Company. However, our Compensation Committee and Board value the opinions of our shareholders and expect to consider the outcome of the vote when making future compensation decisions regarding the Company’s NEOs. The next Say-on-Pay vote is expected to be held at our 2023 Annual Meeting of Shareholders.
18	I	2022 Proxy Statment

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by:
•	Each person known by us to beneficially own more than 5% of the Common Stock;
•	Each of the Company’s directors and director nominees;
•	Each of the NEOs; and
•	All of the Company’s directors and executive officers as a group.
The percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares (1) voting power, which includes the power to vote or to direct the voting of the security, (2) investment power, which includes the power to dispose of or to direct the disposition of the security, or (3) rights to acquire Common Stock that are currently exercisable or convertible, or will become exercisable or convertible within 60 days of the Record Date. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. As of the Record Date, the Company had 42,706,870 shares outstanding.
	Shares Beneficially Owned
Name and Beneficial Owner	Number	Percentage
Wasatch Advisors, Inc.(1) 505 Wakara Way, Salt Lake City, UT 84108	4,050,649	9.5%
The Vanguard Group(2) 100 Vanguard Blvd., Malvern, PA 19355	4,035,935	9.5%
Champlain Investment Partners, LLC(3) 180 Battery St., Burlington, VT 05401	3,452,585	8.1%
BlackRock, Inc.(4) 55 East 52nd Street, New York, NY 10055	3,064,098	7.2%
Fiduciary Management, Inc.(5) 100 E. Wisconsin Ave., Suite 2200, Milwaukee, WI 53202	2,899,067	6.8%
Wellington Management Group LLP(6) 280 Congress Street, Boston, MA 02210	2,649,395	6.2%
Allspring Global Investments Holdings, LLC(7) 525 Market St, 10th Fl, San Francisco, CA 94105	2,579,719	6.0%
Victory Capital Management Inc.(8) 4900 Tiedeman Rd. 4th Floor, Brooklyn, OH 44144	2,389,571	5.6%
Dimensional Fund Advisors LP(9) Bldg. One, 6300 Bee Cave Rd., Austin, TX 78746	2,264,040	5.3%
Thomas A. Amato(10)	240,613	—%
Holly M. Boehne(10)	13,190	—%
Teresa M. Finley(10)	13,844	—%
Jeffrey M. Greene(10)	12,975	—%
2022 Proxy Statment	I	19

TriMas Corporation
	Shares Beneficially Owned
Name and Beneficial Owner	Number	Percentage
Scott A. Mell(10)	23,718	—%
Herbert K. Parker(10)	21,544	—%
Fabio L. Matheus Salik(10)	19,087	—%
John P. Schaefer(10)	19,130	—%
Joshua A. Sherbin(10)(11)	30,755	—%
Nick L. Stanage(10)	39,347	—%
Daniel P. Tredwell(10)	50,690	—%
Samuel Valenti III(10)	12,148	—%
Robert J. Zalupski(10)(12)	88,274	—%
All current executive officers and directors as a group (11 persons)(10)	466,286	1.1%
(1)
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on February 11, 2022, by Wasatch Advisors, Inc. (“Wasatch Advisors”). As of December 31, 2021, Wasatch Advisors had sole voting power with respect to 4,050,649 shares of Common Stock and sole dispositive power with respect to 4,050,649 shares of Common Stock.

(2)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 10, 2022, by The Vanguard Group, Inc. (“Vanguard Group”). As of December 31, 2021, Vanguard Group had sole voting power with respect to 0 shares of Common Stock, sole dispositive power with respect to 3,958,660 shares of Common Stock, shared voting power with respect to 38,057 shares of Common Stock and shared dispositive power with respect to 77,275 shares of Common Stock.

(3)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 11, 2022, by Champlain Investment Partners, LLC (“Champlain”). As of December 31, 2021, Champlain had sole voting power with respect to 2,693,755 shares of Common Stock and sole dispositive power with respect to 3,452,585 shares of Common Stock.

(4)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 1, 2022, by BlackRock, Inc. (“BlackRock”). As of December 31, 2021, BlackRock had sole voting power with respect to 2,984,783 shares of Common Stock and sole dispositive power with respect to 3,064,098 shares of Common Stock.

(5)
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on February 11, 2022, by Fiduciary Management, Inc. (“Fiduciary Management”). As of December 31, 2021, Fiduciary Management had sole voting power with respect to 2,501,873 shares of Common Stock and sole dispositive power with respect to 2,899,067 shares of Common Stock.

(6)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 4, 2022, by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (“Wellington”). As of December 31, 2021, Wellington had shared voting power with respect to 2,551,771 shares of Common Stock and shared dispositive power with respect to 2,649,395 shares of Common Stock.

(7)
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on January 19, 2022, by Allspring Global Investments Holdings, LLC (“AGIH”), Allspring Global Investments, LLC (“AGI”) and Allspring Funds Management, LLC (“AFM”). As of December 31, 2021, AGIH, AGI and AFM had (i) sole voting power with respect to 2,454,171, 377,391 and 0 shares of Common Stock, respectively; and (ii) sole dispositive power with respect to 2,579,719, 2,572,891 and 0 shares of Common Stock, respectively.

(8)
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on February 2, 2022, by Victory Capital Management Inc. (“Victory Capital Management”). As of December 31, 2021, Victory Capital Management had sole voting power with respect to 2,364,811 shares of Common Stock and sole dispositive power with respect to 2,389,571 shares of Common Stock.

(9)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 8, 2022, by Dimensional Fund Advisors LP (“Dimensional Fund”). As of December 31, 2021, Dimensional Fund had sole voting power with respect to 2,212,871 shares of Common Stock and sole dispositive power with respect to 2,264,040 shares of Common Stock as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940.

(10)	Each director and NEO owns less than one percent of the outstanding shares of the Common Stock and securities authorized for issuance under equity compensation plans.
(11)	Joshua A. Sherbin departed the Company on May 11, 2021. Based on available information, as of May 11, 2021, Mr. Sherbin beneficially owned 30,755 shares of Common Stock.
(12)
Robert J. Zalupski retired as the Company’s Chief Financial Officer, effective May 1, 2021, and departed the Company on September 30, 2021. Based on available information, as of September 30, 2021, Mr. Zalupski beneficially owned 88,274 shares of Common Stock.

20	I	2022 Proxy Statment

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(3)) (c)
Equity compensation plans approved by security holders	966,820	$—	897,405
Equity compensation plans not approved by security holders	—	—	—
(1)	The number of shares reported may overstate dilution due to the inclusion of performance-based awards.
(2)	Restricted stock units and performance-based awards are not taken into account in the weighted-average exercise price as such awards have no exercise price.
(3)	As of December 31, 2021, includes shares available for future issuance under the 2017 Equity and Incentive Compensation Plan, including for awards other than options and rights.
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TriMas Corporation
Executive Officers
Officers of the Company serve at the pleasure of the Board.
Name	Age	Title
Thomas A. Amato	58	Director, President and Chief Executive Officer
Scott A. Mell	50	Chief Financial Officer
Fabio L. Matheus Salik	53	President, TriMas Packaging
John P. Schaefer	50	President, TriMas Aerospace
Thomas A. Amato. Business experience provided under “Director and Director Nominees.”
Scott A. Mell. Mr. Mell was appointed the Company’s Chief Financial Officer in May 2021. Prior to joining the Company, Mr. Mell served as Managing Director of Recovery and Transformation Services for Riveron, a national business advisory firm, from October 2018 through April 2021. In his role with Riveron, Mr. Mell led projects at TriMas to support continuous improvement efforts within TriMas’ Packaging and TriMas’ Aerospace segments. Mr. Mell has more than 25 years of leadership experience providing strategic, financial and operational advisory services focused on value creation and transformational change management. Prior to Riveron, Mr. Mell served as managing director at Ernst & Young from October 2017 to October 2018. Mr. Mell also served as Vice President of Corporate Strategy at Motus Integrated Technologies from January 2017 to October 2017. Mr. Mell has held senior leadership positions within several global consulting firms, including McKinsey & Company and AlixPartners. Mr. Mell’s previous experience also includes serving in multiple C-Suite roles for both public and privately held companies in the industrial manufacturing, aerospace and energy industries.
Fabio L. Matheus Salik. Mr. Salik was appointed President of TriMas Packaging in July 2020. He has more than 20 years of global management experience working for a variety of plastic packaging companies. From 2012 to 2020, he worked for Logoplaste, a Carlyle Group-owned company which is headquartered in Portugal. In his last assignment as CEO of Americas from July 2017 to May 2020, and as Chief Operating Officer from December 2016 to July 2017, Mr. Salik had full P&L responsibility for more than 20 facilities, servicing blue-chip consumer packaged goods companies including P&G, Nestle, L’Oreal, Dannon, Reckitt Benckiser and Henkel. Prior to his tenure at Logoplaste, he was president of Valmari, a Brazilian skincare company. He also worked for Rexam in the United States, France and Brazil, where he served in a number of roles of increasing responsibility, including positions such as Managing Director Worldwide for Rexam Make Up and Managing Director Worldwide for Rexam Healthcare - Primary Packaging and Prescription Divisions.
John P Schaefer. Mr. Schaefer was appointed President of TriMas Aerospace in December 2016. Previously, he served in various strategic advisory capacities for private equity firms focused in the Aerospace & Defense industry. From 2010 through 2015, he served in operations and general management executive roles with TransDigm Group. Prior to his leadership roles at TransDigm, he served from 2005 through 2009 as an operating executive with Meggitt PLC. Mr. Schaefer is also a 22-year veteran and retired as a Lieutenant Colonel of the United States Marine Corps.
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TriMas Corporation
EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes and analyzes the executive compensation program in place at the Company for our NEOs for 2021, which NEOs (our only executive officers serving during 2021) are:
(1)	Thomas A. Amato - President and Chief Executive Officer;
(2)	Scott A. Mell - Chief Financial Officer;
(3)	Fabio L. Matheus Salik - President, TriMas Packaging;
(4)	John P. Schaefer - President, TriMas Aerospace;
(5)	Robert J. Zalupski - Former Chief Financial Officer (served until April 30, 2021); and
(6)	Joshua A. Sherbin - Former Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary (served until March 5, 2021).
Your understanding of our executive compensation program is important to the Company. The goal of this CD&A is to explain:
•	Our compensation philosophy and objectives for our NEOs in 2021;
•	The respective roles of our Compensation Committee (the “Committee”), the Committee’s external executive compensation consultant and management in the 2021 executive compensation process;
•	The key components of our 2021 executive compensation program and the successes and achievements our program is designed to reward;
•	How the decisions we made in the 2021 executive compensation process align with our executive compensation philosophy and objectives; and
•	How our NEOs’ 2021 compensation aligned with both our financial and operational performance and our shareholders’ long-term investment interests.
Executive Officer Transitions
As of March 5, 2021, Mr. Sherbin ceased serving in his officer capacities for the Company, but remained employed with the Company through May 11, 2021, providing transitional support to the Company and its legal department. Similarly, as of April 30, 2021, Mr. Zalupski ceased serving in his officer capacities for the Company, but remained employed with the Company through September 30, 2021, providing transitional support to the Company and its finance department. Mr. Mell was hired on April 26, 2021, and became an executive officer on May 1, 2021. Messrs. Salik and Schaefer also became executive officers on May 1, 2021. For more information about Messrs. Sherbin and Zalupski’s departures, and compensation and benefits payable to them in connection with their departures, including under separation agreements between the Company and each officer (the “Separation Agreements”), please see “Post-Employment Compensation” below.
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TriMas Corporation
2021 Executive Summary
Philosophy and Objectives of Executive Compensation Program
Our executive compensation philosophy is to structure programs that will pay for performance, align with shareholder interests and attract and retain key leaders. The Company attempts to achieve its philosophy and objectives by establishing performance criteria for its executive officers where a significant portion of the opportunity for compensation is tied to annual (short-term) and long-term Company strategy and corresponding results. Our objectives are to align our executives’ compensation interests with the investment interests of our shareholders and encourage our executives to make decisions that will increase shareholder value over the longer-term. Our programs are designed to attract, retain, and motivate executives who make substantial contributions to Company performance.
2021 Highlights
TriMas manufactures a diverse set of products primarily for the consumer products, aerospace and industrial end markets through its TriMas Packaging, TriMas Aerospace and Specialty Products groups. With approximately 3,500 employees in 13 countries, we develop, manufacture and supply products to a broad set of blue-chip customers globally. Our wide range of innovative product solutions are designed and engineered to solve application-specific challenges that our customers face. We believe our businesses share important and distinguishing characteristics, including: well-recognized and leading brand names in the focused markets we serve; innovative product technologies and features; customer approved processes and qualified products; strong cash flow conversion; and long-term growth opportunities.
While 2021 continued to present management with unprecedented challenges related to the COVID-19 pandemic, the team leveraged the TriMas Business Model to manage potential disruptions and took swift actions to implement changes to protect our workforce and respond to customers’ changing demands. Since the pandemic began, we have been focused on making sure the working environments of our employees are safe and clean, which allows TriMas to deliver the products needed to support the needs of our global customers.
Despite the challenges we faced, we delivered solid financial results, and importantly, continued to make progress toward TriMas’ overarching strategy. Through acquisitions in the packaging and aerospace markets, coupled with the 2019 divestiture of the vast majority of our product lines serving the oil and gas end market, we have successfully executed our strategic shift of TriMas’ portfolio of businesses. We completed 2021 as a more focused company, and as a result of our recent acquisitions, TriMas’ Packaging segment currently comprises nearly 65% of our consolidated sales. We also continued our commitment to returning capital to shareholders through buying back shares, and we implemented a dividend program in November, our first since taking TriMas public in 2007. We remain committed to allocating capital on a balanced basis, while maintaining a solid balance sheet.
During 2021, the management team achieved the following results:
•	Reported net sales of $857.1 million, an increase of 11.3% compared to $770.0 million in 2020, with sales increases in all three segments;
•	Achieved record annual sales in TriMas’ Packaging segment of $533.3 million, an increase of 9.2% compared to 2020;
•	Awarded, produced and shipped special stocking orders in TriMas' Aerospace segment, offsetting 2021 end market demand decline resulting from the pandemic;
•	Increased TriMas' Specialty Products sales by 23.4% to improve full year 2021 operating profit to $22.6 million, compared with 2020 operating profit of $4.4 million;
•	Reported record annual cash flows from operating activities of $134.2 million;
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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
•
Ended 2021 with $433.8 million of unrestricted cash and aggregate availability with a net leverage ratio below our target of less than 2.0x, even after taking into account acquisitions, dividends and share repurchases;

•	Acquired Omega Plastics, a manufacturer of custom components for medical and industrial applications added to our TriMas Packaging group;
•	Acquired TFI Aerospace, a manufacturer and supplier of specialty fasteners used in a variety of aerospace applications;
•	Added quarterly dividend program to the Company's balanced, long-term capital allocation strategy;
•	Repurchased 596,084 shares of outstanding TriMas common stock for $19.1 million, reducing total shares outstanding by nearly 1% during the year;
•	Successfully refinanced capital structure, extending maturities and locking in a historically low rate on its fixed rate debt; and
•	Continued our commitment toward responsible environmental, social and governance (ESG) practices, including publishing a 2021 Sustainability Report highlighting our progress.
In addition, TriMas’ management team also took several proactive actions in 2021 to enhance our future. We continued to invest in TriMas’ Packaging segment, investing in commercial and technical resources, additional capacity in the United States, including a new production plant to be launched in 2022, and innovative and sustainable products. In TriMas’ Aerospace segment, we continued to adjust cost structures by rationalizing production facilities, while balancing our approach to invest in automation and innovative products to support our global customers. In TriMas’ Specialty Products segment, management took actions to continue to invest in our production facilities and new product qualifications, as end markets began to recover from the impact of the global pandemic. Of particular note was the launch of Norris Cylinder’s “Made in the USA” designation, a multi-year effort which we believe will benefit TriMas well into the future given North American customers are continuing to place particular emphasis on “Made in the USA” suppliers.
In summary, despite the unprecedented challenges we continued to face related to the global pandemic, 2021 was a year of successful advancement of our portfolio realignment strategy. As we move forward, our objective remains to execute against our long-term growth strategy, leveraging how we operate under the TriMas Business Model, accelerating organic growth through innovation, and enhancing our growth and positioning with strategic acquisitions, all while remaining committed to cash conversion and a disciplined approach to capital allocation to drive long-term shareholder value.
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TriMas Corporation
Executive Compensation Best Practices
Below we highlight certain executive compensation practices that support the needs of our business, drive performance and align with our shareholders’ long-term interests. A summary of what we do and do not do in that regard follows.
Effective Corporate Governance Reinforces Our Compensation Program
	WHAT WE DO		WHAT WE DON’T DO
✔
Pay for Performance

We tie pay to performance. The majority of NEO pay is not guaranteed but is generally conditioned upon the achievement of predetermined financial goals related to corporate performance.
		✘	No Employment Contracts We do not have employment contracts with our NEOs.
✔	Mitigate Undue Risk Our compensation practices are designed to discourage excessive risk-taking as related to performance and payout under our compensation programs.	✘	No Excise Tax Gross-Ups Upon Change-of-Control We do not provide for excise tax gross-ups on change-of-control payments.
✔	Reasonable Executive Severance/Change-of-Control Benefits Our post-employment and change-of-control severance benefits are designed to be consistent with competitive market practice.	✘
No Repricing Underwater Stock Options or Stock Appreciation Rights Without Shareholder Approval

We do not permit underwater stock options or stock appreciation rights to be repriced without shareholder approval.

✔
Stock Ownership Guidelines

Our guidelines for stock ownership align executives’ interests with those of our shareholders. Mr. Amato has exceeded his stock ownership requirement and all other NEOs are on a path to timely compliance.
✘
No Hedging Transactions, Short Sales or Pledging

Our policies prohibit executives, including NEOs and directors from engaging in hedging, short sales or pledging with respect to the Company’s Common Stock.

✔
Regular Review of Share Utilization

We evaluate share utilization by reviewing the dilutive impact of equity compensation on our shareholders and the aggregate shares awarded annually as a percentage of total outstanding shares.
		✘	No dividend payments on unvested or unearned RSUs and PSUs Our grant agreements provide for dividend equivalent payments only upon distribution of vested and earned awards.
✔
Review Tally Sheets

The Committee reviews tally sheets for our NEOs to ensure they have a clear understanding of the impact of various decisions, including possible payments under various termination scenarios prior to making annual executive compensation decisions.

✔
Double Trigger Change-of-Control Severance Benefits

Our Executive Severance/Change-of-Control Policy provides for payment of cash severance and vesting of equity awards after a change-of-control only if an executive experiences a qualifying termination of employment within a limited period following the change-of-control.

✔	Independent Compensation Consulting Firm The Committee benefits from its utilization of an independent compensation consulting firm which provides no other services to the Company.
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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
Summary of Key Compensation Decisions and Outcomes for 2021
The key decisions the Committee made for 2021 are summarized below and discussed in greater detail in the remainder of this CD&A.
Base Salary Adjustments
The Committee approved a 2.14% base pay increase for Mr. Amato and established initial base pay for Mr. Mell when he was hired in early 2021. Mr. Amato approved a 2.5% base pay increase for Mr. Salik and a 2.0% base pay increase for Mr. Schaefer prior to their designations as executive officers.
Mr. Sherbin and Mr. Zalupski, who separated from the Company in 2021, did not receive a base pay increase for 2021.
Short-Term Incentive Program
TriMas Consolidated:
•
For fiscal year 2021, the short-term incentive program (“STI”) opportunities for Messrs. Amato and Mell were subject to the following TriMas Consolidated performance measures and weightings used to evaluate and determine final payouts for the year: operating profit at 70%, and cash flow at 30%. As a result of Mr. Mell joining the Company mid-year, his STI payment was pro-rated from April 26, 2021, to the end of the year based on these same performance measures and weightings.

•	The target incentive award percentage for Mr. Amato remained unchanged from 2020.
•	Based on TriMas Consolidated performance, the 2021 STI payout was earned at 171.8% of target for each of Mr. Amato and Mr. Mell.
•
Mr. Sherbin and Mr. Zalupski were initially subject to these same TriMas Consolidated performance measures and weightings for their STI awards, but received their full STI payments at target levels under the terms of their Separation Agreements in connection with their separations from the Company.

TriMas Packaging and TriMas Aerospace:
•
For fiscal year 2021, the STI opportunities for Messrs. Salik and Schaefer were subject to the following performance measures and weightings used to evaluate and determine final payouts for the year: TriMas Packaging divisional operating profit at 40%, TriMas Packaging divisional cash flow at 30%, and TriMas Consolidated operating profit at 30% for Mr. Salik, and TriMas Aerospace divisional operating profit at 40%, TriMas Aerospace divisional cash flow at 30%, and TriMas Consolidated operating profit at 30% for Mr. Schaefer.

•	The target incentive award percentages for Messrs. Salik and Schaefer remained unchanged from 2020.
•	Based on TriMas Packaging, TriMas Aerospace and TriMas Consolidated performance, the 2021 STI payouts were earned at 122.5% of target for Mr. Salik and 133.7% target for Mr. Schaefer.
Long-Term Incentive Program
In 2021, the Committee granted performance stock units (“PSUs”) and/or service-based restricted stock units (“RSUs”) to the NEOs, except Mr. Sherbin (due to his anticipated departure). For each NEO, except Mr. Mell and Mr. Sherbin, their total long-term incentive (“LTI”) target award value was allocated equally between these two vehicles, and all awards earned will be settled in shares. Specifically:
•
In March 2021, the Committee approved RSU and PSU awards to the NEOs, other than Mr. Mell and Mr. Sherbin. The RSUs generally vest in three equal installments on the first three anniversaries of the grant date of the award. The PSUs are subject to a performance period of

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TriMas Corporation
36 months and cliff vesting at the end of the performance period. These PSU awards are subject to Relative Total Shareholder Return (“RTSR”) and Earnings Per Share Cumulative Average Growth Rate (“EPS CAGR”) performance measures, as further described below;
•
The Committee approved an RSU award to Mr. Mell in connection with his employment package. The RSUs generally vest in three equal installments on the first three anniversaries of the grant date of the award;

•
For previously granted PSUs, the 2019 PSU award performance period was completed at the end of 2021. Based on performance results for the RTSR and EPS CAGR metrics, awards for participating NEOs who continued their employment through the end of 2021 were earned at 65.38% of target and will vest on May 1, 2022, as further described below; and

•
Mr. Sherbin’s 2019 and 2020 PSU awards and Mr. Zalupski’s 2019, 2020 and 2021 PSU awards were accelerated at target levels (subject to various payment timing provisions), and their remaining unvested RSUs were accelerated under the terms of their Separation Agreements (again subject to various payment timing provisions) in connection with their separations from the Company.

Results and Consideration of 2021 Shareholder Say-on-Pay Vote
At the Annual Meeting of Shareholders held on May 11, 2021, we received approximately 91% approval of our Say-on-Pay resolution.
In light of this vote outcome, which was considered by the Committee in its first meeting following the 2021 Annual Meeting of Shareholders, as well as the Committee’s ongoing program evaluation, the Committee views its 2021 decisions regarding various aspects of the compensation program as consistent with the overall philosophy and structure of the program that has been supported by our shareholders. As a result, the Committee did not make any changes to the executive compensation program for 2021 that were based specifically on the results of our 2021 Say-on-Pay vote.
The Company previously conducted its Say-on-Pay votes every three years. However, a majority of the shareholders who voted on the frequency for future Say-on-Pay votes at the 2017 Annual Meeting of Shareholders approved annual advisory Say-on-Pay votes. In alignment with the shareholder recommendation, an advisory vote on the Company’s NEO compensation is currently expected to be submitted to shareholders for vote at each annual meeting. The next advisory Say-on-Pay vote is expected to be held in 2023 and we also expect to hold the next required vote on the frequency of future Say-on-Pay votes in 2023.
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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
2021 Executive Compensation Program Description
Overview of Key 2021 Program Elements
Each year, our Committee works closely with the Company’s leadership to refine our executive compensation program, to clearly articulate its objectives to our executives and to emphasize our focus on performance-based compensation so that executives are rewarded for results that create long-term shareholder value.
Pay for Performance
In a typical year, a meaningful percentage of each NEO’s target total direct compensation is variable, consisting of STI awards and LTI awards. The actual amounts realized from the incentive awards depend on performance results, consistent with our belief that a substantial percentage of each NEO’s compensation should be tied to Company performance. The chart below reflects information for all reported NEOs, excluding Messrs. Sherbin and Zalupski due to their separations from the Company. The mix of target compensation for 2021 for Mr. Amato and the average for the other NEOs are as follows:

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TriMas Corporation
The main elements of our compensation structure and how each supports our compensation philosophy and objectives are summarized in the following chart:
Principal 2021 Compensation Elements
	Element	Description	Performance Consideration	Primary Objectives
Fixed	Base Salary	Fixed compensation component payable in cash, reviewed annually and subject to adjustment	Based on level of responsibility, experience, knowledge and individual performance	Attract and retain

Variable	Short-Term Incentive Program	Short-term incentive payable based on performance against annually established goals	Measured by Company or Company and segment performance, oriented toward short-term financial goals	Promote achievement of short-term financial goals aligned with shareholder interests

Variable	Long-Term Incentive Program	Equity based awards consisting of an even mix of RSUs and PSUs	Creation of shareholder value and realization of medium and long-term financial and strategic goals	Create alignment with shareholder interests and promote achievement of longer-term financial and strategic objectives

Fixed	Retirement and Welfare Benefits	Retirement plans, health care and insurance benefits	Indirect - executive must remain employed to be eligible for retirement and welfare benefits	Attract and retain

Fixed	Perquisites - Flexible Cash Allowance	Quarterly fixed cash payment	Indirect - executive must remain employed to be eligible	Attract and retain
Role of the Compensation Committee
The Board-designed governance process expressly delegates to the Committee the responsibility to determine and approve Mr. Amato’s compensation, as well as to make all decisions regarding compensation for other executive officers, which generally encompasses all of our NEOs on an annual basis.
The Committee is composed entirely of independent directors, none of whom derives a personal benefit from the compensation decisions the Committee makes. Although the Committee does have responsibility for Board compensation matters, all such decisions are subject to full Board approval. The Board and Committee recognize the importance of executive compensation decisions to the management and shareholders of the Company.
The role of the Committee is to oversee compensation and benefit plans and policies, review and approve equity grants and administer share-based plans, and review and approve annually all compensation
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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
decisions relating to the Company’s directors (which decisions are subject to Board approval) and executive officers, including Mr. Amato. See “Summary of Key Compensation Decisions and Outcomes for 2021” for a summary of Committee decisions and outcomes during 2021.
Input from Management
Certain senior executives provide information used by the Committee in the compensation decision-making process. Specifically, Mr. Amato provides input to the Committee regarding corporate and division performance goals and results. He also reviews with the Committee the performance of the executive officers who report directly to him and makes recommendations to the Committee regarding their compensation.
In addition, in early 2021, Mr. Amato approved base salary and STI award opportunities for Messrs. Salik and Schaefer prior to their designation as executive officers, and the Committee approved their RSU and PSU award opportunities. When the Committee makes NEO pay decisions, the Committee carefully considers management’s input, but is not bound by its recommendations in making its final pay program decisions.
Independent Compensation Committee Consultant
Meridian, as the Committee’s external executive compensation consulting firm, is retained by and reports directly to the Committee.
The use of an outside consultant is an important component of our compensation setting process, as it enables the Committee to make informed decisions based on market data and best practices. Representatives from Meridian attend Committee meetings, meet with Committee members in executive session and consult with the Committee to provide input with regard to CEO compensation based on the Committee’s assessment of performance.
Meridian has no affiliations with any of the NEOs or members of the Board other than in its role as an outside consultant. The Committee has been advised that Meridian has in place policies and procedures designed to prevent conflicts of interest and after applying such policies and procedures, determined that no conflict of interest existed in performing consulting services for the Company. Meridian does not provide any other services to the Company. All work performed by Meridian, whether with the Committee directly or with management at the direction of the Committee, requires pre-approval by the chair of the Committee. The Committee has assessed the independence of Meridian, as required under Nasdaq listing rules.
In 2021, Meridian reviewed and analyzed outside director compensation, provided insight for the amendment and restatement of TriMas’ Executive Severance/Change in Control Policy (as further discussed below), reviewed TriMas’ current treatment of equity upon various separation scenarios and share ownership guidelines relative to proxy peers to help ensure they are market appropriate, and conducted a proxy peer group review to determine the appropriate group of comparator companies for executive compensation benchmarking. Meridian also worked with the Committee to review the Compensation Committee Charter and provided input into the detailed Committee calendar. Additionally, Meridian worked with the Committee to determine market competitive CEO and other NEO compensation opportunities based on information gleaned from SEC filings of similarly-sized peer companies and survey data.
The Role of Compensation Benchmarking Peer Group Assessment and Use of Survey Data
The Committee annually reviews a comparative peer group to ensure it remains reasonable for use for both pay level and pay design benchmarking purposes. The Committee takes into account changes in the size, scope, financial performance, ownership structure and business focus of the Company and the peer companies. The peer group is comprised of companies in comparable ranges of revenue, market capitalization and a ratio of revenue to market capitalization, as well as similar reasonable alignment with TriMas’ profile. The yearly review and selection of peer companies is intended to help ensure that the data used for benchmarking executive compensation remains robust and flexible, so as to provide relevant, meaningful data as the Company and its market counterparts continue to grow and change.
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TriMas Corporation
The 2021 peer group remained unchanged.
2021 Peer Group
Aerojet Rocketdyne Holdings Inc.	Graco Inc.
Aptar Group Inc.	IDEX Corporation
Barnes Group Inc.	Myers Industries Inc.
Chart Industries, Inc.	Nordson Corporation
CIRCOR International, Inc.	RBC Bearings Incorporated
Donaldson Company, Inc.	SPX Flow, Inc.
Ducommun Incorporated	Standex International Corporation
Enerpac Tool Group Corp.	Woodward, Inc.
EnPro Industries, Inc.
In its annual review of the appropriateness of our peer group, the Committee determined changes were necessary for 2022. Due to market capitalization and a review of comparable industry profiles, the Committee removed Donaldson Company, Inc., Graco, Inc., IDEX Corporation, Nordson Corporation and RBC Bearings Incorporated, and added Astronics Corporation, ESCO Technologies Inc., NN, Inc., and Triumph Group, Inc. The peer group’s 12 month revenue (August 2020 to August 2021) generally ranged from 60% to 380% of the Company’s 12 month revenue (August 2020 to August 2021). The Company believes these changes more closely align the composition of the peer group to provide an appropriate point of comparison for pay decisions, as this group includes a more similar set of companies with which TriMas competes for customers, market share and talent.
The following table identifies the 16 companies in our peer group for 2022:
2022 Peer Group
Aerojet Rocketdyne Holdings, Inc.	EnPro Industries, Inc.
Aptar Group Inc.	ESCO Technologies Inc.
Astronics Corporation	Myers Industries Inc.
Barnes Group Inc.	NN, Inc.
Chart Industries, Inc.	SPX Flow, Inc.
CIRCOR International, Inc.	Standex International Corporation
Ducommun Incorporated	Triumph Group, Inc.
Enerpac Tool Group Corp.	Woodward, Inc.
Analysis of Key 2021 Compensation Components and Decisions
The Committee made compensation decisions for 2021 using peer group data and survey data. Meridian utilized regression analysis to adjust peer group data for TriMas to reflect market capitalization and relative positioning among the peers. The Committee referenced the Willis Towers Watson 2020 General Industry Executive Compensation Survey data, a large compensation survey of hundreds of companies (both public and private) in various industries. We did not select the constituent companies comprising this survey group, and the component companies’ identities were not a material factor in the applicable compensation analysis. With Meridian’s assistance, in March 2021, the Committee reviewed Messrs. Amato, Zalupski and Sherbin’s base salaries, STI opportunities and LTI opportunities against the market data. For this analysis, target compensation is considered to be competitive with the market if it falls within plus or minus 10% of the market median for each element of compensation (“Market Range”). Mr. Amato’s target total compensation was 17% below the market median, with his base salary, target STI and LTI 13%, 17% and 16%, respectively, below the market median. Mr. Zalupski’s target total compensation, base salary, target STI and LTI were within the Market Range. Mr. Sherbin’s target total compensation was 13% above the market median, with his base salary within Market Range, and target STI 16% above the market median. These compensation levels established relative to market median (including when exceeding the Market Range) generally reflected the Committee’s views on general business conditions, tenure in role and the importance of placing higher value on performance-based compensation.
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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
Due to the timing of the designations of Messrs. Salik and Schaefer as executive officers on May 1, 2021, their compensation components were not reviewed against benchmark data by the Committee for 2021. Mr. Mell’s compensation package was prepared by Mr. Amato and reviewed with the Compensation Committee in connection with benchmark data provided by Meridian. Mr. Amato generally considered comparative compensation data from the peer group and survey companies referenced above when preparing Mr. Mell’s compensation package, giving weight in particular to his subjective assessment of arm’s length negotiations with Mr. Mell and the compensation necessary to attract Mr. Mell as a high-quality candidate to fill the CFO position. Compensation components for Messrs. Salik and Schaefer were reviewed by Mr. Amato consistent with the practice for all senior leaders below the executive officer level. Mr. Amato also generally considered the tenure and past years’ performance of Messrs. Salik and Schaefer, as well as general market movement, when determining the amount of compensation to provide for Messrs. Salik and Schaefer.
Description of the material elements of our 2021 executive compensation program are provided in the following paragraphs.
2021 Base Salary
Base salaries for our NEOs are generally established based on the scope of their responsibilities, prior relevant experience and skills, and competitive market pay levels. The Committee believes that executive base salaries should generally be competitive with the size-adjusted median salaries for executives in comparable positions at the peer companies. We believe that providing competitive salaries is key to our ability to successfully attract and retain talented executives.
Each year, the Committee considers whether to grant merit increases and/or market-based adjustments to the Company’s NEOs. In doing so, it considers several factors such as individual responsibilities, Company and individual performance, experience and alignment with market levels.
Based on the foregoing considerations, the Committee approved the following initial base salary or salary adjustments in 2021 for Mr. Amato, Mr. Mell, Mr. Zalupski and Mr. Sherbin, and Mr. Amato approved the following base salary adjustments in 2021 for Mr. Salik and Mr. Schaefer based on general market movement and comparative pay data:
NEO	Base Salary Rate as of January 1, 2021	Base Salary Rate as of March 29, 2021	% Increase
Mr. Amato	$700,000	$715,000	2.1%
Mr. Mell(1)	N/A	$415,000	—%
Mr. Salik	$350,000	$358,750	2.5%
Mr. Schaefer	$330,939	$337,591	2.0%
Mr. Zalupski(2)	$432,600	$432,600	—%
Mr. Sherbin(3)	$400,400	$400,400	—%
(1)	Mr. Mell was hired in April 2021, and this salary rate was effective as of his commencement of employment.
(2)	Mr. Zalupski departed from the Company on September 30, 2021. His base salary rate was not increased during 2021.
(3)	Mr. Sherbin departed from the Company on May 11, 2021. His base salary rate was not increased during 2021.
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TriMas Corporation
2021 Short-Term Incentive Compensation Program
The goal of the STI is to support our overall business objectives by aligning Company performance with the goals of shareholders and focusing attention on the key measures of success. The STI also plays a key role in ensuring that our annual cash compensation opportunities remain competitive.
Target Awards. Each of our NEOs had a target STI opportunity for the year that was expressed as a percentage of base salary. The 2021 target incentive award percentage for each NEO (except for Mr. Mell) remained unchanged from 2020. Target awards for 2021 are shown in the following chart:
NEO	Target STI Amount	Target Award as Percent of Salary
Mr. Amato	$715,000	100.0%
Mr. Mell	$269,750	65.0%
Mr. Salik	$215,250	60.0%
Mr. Schaefer	$219,434	65.0%
Mr. Zalupski (1)	$302,820	70.0%
Mr. Sherbin (2)	$260,260	65.0%
(1)	Mr. Zalupski departed from the Company on September 30, 2021. His target award was not increased during 2021.
(2)	Mr. Sherbin departed from the Company on May 11, 2021. His target award was not increased during 2021.
Depending on the performance results achieved, actual awards generally can vary as a percent of target from 0% to a maximum of 200%. The Compensation Committee and Mr. Amato, balancing the difficulty of attaining the maximum target objectives with the financial outcomes achieved, wanted to incentivize the NEOs to deliver exceptional financial performance that would result in enhanced shareholder returns.
Performance Measures
Each year, the Committee approves the specific performance metrics for that year’s STI program and the relative weightings based on the importance of each measure to the Company’s fiscal year financial results. If the designated target level for a performance metric is attained, the STI award will pay out at 100% for that metric. The threshold is the lowest level of payout below which no payment is made for that specific component. If performance for a metric is between the identified threshold and the maximum, the actual payout is determined based on the achievement of milestones within a matrix, with the distance between the milestones pre-determined depending on the respective metric.
2021 STI Performance Measures. The following underlying performance metrics were selected for the NEOs’ 2021 STI awards as indicated below:
•
TriMas Consolidated Operating Profit - 70% for Messrs. Amato, Mell, Zalupski and Sherbin and 30% for Messrs. Salik and Schaefer. This measure rewards based on performance in recurring operating profit. Recurring operating profit means earnings before interest, taxes and other income/expense, and excludes certain non-recurring items (cash and non-cash) which may include, but are not limited to, income/expenses related to business restructuring, merger and acquisition diligence and transaction costs, cost savings projects, the impact of purchase accounting, debt refinancing, changes in accounting principles and asset impairments (collectively “Special Items”). This measure of profitability was selected because it is viewed as a leading indicator of our ability to effectively manage our costs throughout the business cycle;

•
TriMas Consolidated Cash Flow - 30% for Messrs. Amato, Mell, Zalupski and Sherbin (not a factor for Messrs. Salik and Schaefer). Cash flow is the sum of recurring operating profit (defined above), adjusted (1) up or down for other income/expense, (2) up or down for changes in working capital, (3) upward for depreciation, amortization and stock compensation, (4) downward for capital expenditures, cash interest and cash taxes and (5) up or down for the cash impact of any Special Items. Managing our cash generation capabilities and use of cash is critical to funding our capital allocation priorities and an important measure of our ongoing liquidity and stability;

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
•
TriMas Divisional Operating Profit - 40% for Mr. Salik (TriMas Packaging) and Mr. Schaefer (TriMas Aerospace). This measure rewards based on performance in divisional recurring operating profit. Recurring operating profit means earnings before interest, taxes and other income/expense, and excludes certain non-recurring items (cash and non-cash) which may include, but are not limited to, the Special Items described above. This measure of profitability was selected because it is viewed as a leading indicator of our ability to effectively manage our costs throughout the business cycle for officers with primary responsibilities for our divisions; and

•
TriMas Divisional Cash Flow - 30% for Mr. Salik (TriMas Packaging) and Mr. Schaefer (TriMas Aerospace). Cash flow is the sum of divisional recurring operating profit (defined above), adjusted (1) up or down for other income/expense, (2) up or down for changes in working capital, (3) upward for depreciation, amortization and stock compensation, (4) downward for capital expenditures, cash interest and cash taxes and (5) up or down for the cash impact of any Special Items. Managing our cash generation capabilities and use of cash is critical to funding our capital allocation priorities and an important measure of our ongoing liquidity and stability especially at our divisional levels.

For 2021, the specific underlying performance goals and actual achievements were as follows: (dollars in millions):

Metric	Payout as % of Target	Threshold (1)	Target(1)	Maximum (1)	Actual 2021 Results(2)	Weighting	Payout %
TriMas Consolidated Operating Profit	Performance Goal	$90.3	$102.7	$125.9	$121.5	70% / 30%(3)	111.8% / 47.9%
	Payout as % of Target	25%	100%	200%	159.7%
TriMas Consolidated Cash Flow	Performance Goal	$67.9	$82.3	$98.8	$110.2	30% / 0%(4)	60.0%
	Payout as % of Target	25%	100%	200%	200%
TriMas Packaging Operating Profit	Performance Goal	$84.0	$101.8	$117.1	$105.1	40%(5)	45.2%
	Payout as % of Target	25%	100%	200%	112.9%
TriMas Packaging Cash Flow	Performance Goal	$77.2	$93.5	$112.2	$92.2	30%(5)	29.4%
	Payout as % of Target	25%	100%	200%	98.0%
TriMas Aerospace Operating Profit	Performance Goal	$14.5	$17.6	$20.2	$18.1	40%(6)	45.3%
	Payout as % of Target	25%	100%	200%	113.1%
TriMas Aerospace Cash Flow	Performance Goal	$25.8	$31.3	$37.5	$35.0	30%(6)	40.5%
	Payout as % of Target	25%	100%	200%	135.0%
(1)	Threshold, target and maximum STI amounts were determined on a pre-STI expense and accrual basis, to ensure the plan is self-funding.
(2)
Actual 2021 results were determined on a pre-STI expense and accrual basis, to ensure the plan is self-funding, as well as on a constant currency basis, using currency rates defined at the time the measures were approved. Preparing on a constant currency basis is intended to evaluate the operating performance of each performance measure relative to targeted levels and remove the positive or negative impact of changes in foreign currencies relative to the U.S. dollar during the year.

(3)	The TriMas Consolidated Operating Profit for Messrs. Amato and Mell is weighted 70% and weighted 30% for Messrs. Salik and Schaefer.
(4)	The TriMas Consolidated Cash Flow for Messrs. Amato and Mell is weighted 30% and 0% for Messrs. Salik and Schaefer.
(5)	The TriMas Packaging Operating Profit and TriMas Packaging Cash Flow metrics apply only to Mr. Salik.
(6)	The TriMas Aerospace Operating Profit and TriMas Packaging Cash Flow metrics apply only to Mr. Schaefer.
2022 Proxy Statement	I	35

TriMas Corporation
Award Determination and Payouts. In February 2022, the Committee determined and certified the degree to which the underlying STI goals for the prior year were achieved, which actual results are highlighted in the table above. As a result, our NEOs (except Messrs. Sherbin and Zalupski, as further described below) earned the following STI payouts in cash for 2021 performance:
NEO	Target Award as Percent of Base Salary	Target STI Amounts	STI Payout as % of Total Target Award	STI Earned and Paid in Cash(1)(2)
Mr. Amato	100.0%	$715,000	171.8%	$1,228,370
Mr. Mell	65.0%	$269,750	171.8%	$317,418
Mr. Salik	60.0%	$215,250	122.5%	$263,681
Mr. Schaefer	65.0%	$219,434	133.7%	$293,383
Mr. Zalupski	70.0%	$302,820	100.0%	$302,820
Mr. Sherbin	65.0%	$260,260	100.0%	$260,260
(1)
In connection with their separations from the Company, Messrs. Sherbin and Zalupski were entitled under the terms of our Executive Severance / Change of Control Policy (effective as of March 4, 2019) (the “Prior Severance Policy”) to receive pro-rated payout based on actual results of their 2021 STI awards. Under the terms of their Separation Agreements negotiated with us, Messrs. Sherbin and Zalupski instead received cash payment of the target level of their 2021 STI awards following their separations from the Company.

(2)	Mr. Mell was hired in April 2021, and his STI payout is pro-rated from hire date.
Long-Term Incentive Program
Our long-term equity program is designed to reward the achievement of long-term business objectives that benefit our shareholders through stock price increases, thereby aligning the interests of our executives with those of our shareholders.
2021 Long-Term Incentive Awards
Under the 2021 Long-Term Incentive Award Program (“2021 LTI”), equity awards were granted to our NEOs, except Mr. Sherbin, and under the 2017 Equity and Incentive Compensation Plan in order to promote the achievement of the Company’s strategic goals. The Committee granted PSUs and/or RSUs to our other NEOs, to be settled in shares, with each vehicle accounting for (except for Mr. Mell) 50% of the overall 2021 LTI target award value. Mr. Mell received only RSUs in connection with his commencement of employment in 2021 due to the timing of such employment.
In determining the total value of the 2021 LTI award opportunity for each NEO, the Committee reviewed survey data provided by Meridian regarding competitive award levels and considered each participant’s total compensation targets and level of responsibility within the organization. The Committee determined to increase Mr. Amato’s annual LTI award by $100,000, determined Mr. Mell’s initial RSU award value, and decided to make no adjustment to the target level for Mr. Zalupski. The 2021 LTI award values for Mr. Salik and Mr. Schaefer were determined by Mr. Amato based on general market movement and comparative pay data.
The approved target 2021 LTI grants for our NEOs are as follows:
Name	RSUs ($ Value)	2021-2023 Cycle PSUs ($ Value)(1)
Mr. Amato	$1,249,987	$1,249,987
Mr. Mell	$449,988	$—
Mr. Salik	$131,241	$131,241
Mr. Schaefer	$124,976	$125,009
Mr. Zalupski	$349,998	$349,998
Mr. Sherbin	$—	$—
(1)	Grant date fair value may differ from the approved target value for PSUs due to ASC 718 compensation expense considerations.
The dollar values listed in the above chart for all participating NEOs, except Mr. Mell, for the RSUs and PSUs were converted into a whole number of units based on the Company’s closing stock price on March 11, 2021,
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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
(the grant date) of $33.15 per share. The dollar value listed for Mr. Mell in the above chart for RSUs was converted into whole number of units based on the Company’s closing price on July 1, 2021, (his applicable grant date) of $30.29 per share. The 2021 RSUs generally vest in three equal installments on the first three anniversaries of the grant date of the award. Mr. Mell is not participating in the 2021-2023 PSU cycle (or in any other prior PSU cycle) due to the timing of his employment in mid-2021.
Dividend equivalents are accrued with respect to RSUs at the same time as dividends are paid on the Company’s common stock. However, the value of these dividend equivalents is not paid unless and until the RSUs actually vest and are settled.
The 2021 PSU awards are designed to be earned based on the achievement of specific performance measures over a period of three calendar years. For the 2021-2023 cycle that began on January 1, 2021, and ends on December 31, 2023, 50% of the PSU award is earned based on the achievement of a specified RTSR percentile rank, and 50% is earned based on EPS CAGR performance, during the applicable performance period. The Committee approved RTSR as a performance measure and the use of the S&P SmallCap 600 Capped Industrials Index as the peer group for the performance measurement comparison. The Committee also approved EPS CAGR as a performance measure, which measure is the cumulative average growth rate of the diluted earnings per share from continuing operations as reported in the Company’s income statement within the applicable Form 10-Q and Form 10-K, plus or minus Special Items that may occur from time to time that the Committee believes should adjust the as-reported results for measurement of performance. The tables below detail the threshold, target and maximum performance target and opportunity for each metric. If, upon the conclusion of the performance period, RTSR or EPS CAGR falls between performance levels, straight-line mathematical interpolation is used to determine the amount of the target PSUs (rounded down to the nearest whole number of PSUs) earned.
Performance Level	Relative Total Shareholder Return	RTSR PSUs Earned (50% of target)
Threshold	Ranked below or at 25th percentile	0%
Above Threshold	Ranked at 35th percentile	50%
Target	Ranked at 50th percentile	100%
Intermediate	Ranked at 65th percentile	150%
Maximum	Ranked at or above 80th percentile	200%
EPS CAGR %	EPS CAGR PSUs Earned (50% of target)
<4.5%	0.0%
4.5%	40.0%
5.0%	50.0%
5.5%	65.0%
6.0%	77.5%
6.5%	90.0%
7.5%	100.0%
8.5%	120.0%
9.5%	140.0%
10.0%	160.0%
10.5%	180.0%
11.0% or more	200.0%
Based on the degree to which the performance goals are met, any PSUs earned for the 2021-2023 performance period would vest in 2024.
Dividend equivalents are credited with respect to PSUs at the same time as dividends are paid on the Company’s common stock. However, the value of these dividend equivalents is not paid unless and until performance goals are met with respect to the PSUs and such earned PSUs are settled.
2022 Proxy Statement	I	37

TriMas Corporation
2019 PSU Grant (2019 - 2021 Performance Period) - Results
The following information is provided to describe the performance goals for the 2019 PSU awards, the actual results relative to such performance goals and how the Company calculated the payout amount for each 2019 PSU award.
The 2019-2021 cycle PSU awards provided to the participating NEOs in 2019 consisted of performance-based opportunities, of which 50% could be earned based on the achievement of the Company’s RTSR percentile rank against the S&P SmallCap 600 Capped Industrials Index, and 50% could be earned based on EPS CAGR performance, in each case for a performance period beginning January 1, 2019, to December 31, 2021. Overall achievement could vary from 0% to 200% of the target award (assuming maximum performance), with no portion of the award earned with respect to a metric if performance fell below the threshold level for that metric.
The RTSR and EPS CAGR performance levels, achieved results, and resulting percentage of target award achieved for the 2019 PSU awards are summarized in the following tables. If performance was above the threshold level for either metric but between two performance levels shown in the applicable table, the payout percentage was determined based on straight-line mathematical interpolation.
RTSR Performance Matrix
Performance Level	Relative Total Shareholder Return	RTSR PSUs Earned
Threshold	Ranked below or at 25th percentile	0%
Above Threshold	Ranked at 35th percentile	50%
Target	Ranked at 50th percentile	100%
Intermediate	Ranked at 65th percentile	150%
Maximum	Ranked at or above 80th percentile	200%
EPS CAGR Performance Matrix
EPS CAGR %	EPS CAGR PSUs Earned (50% of target)
<4.5%	0.0%
4.5% (Threshold)	40.0%
5.0%	50.0%
5.5%	65.0%
6.0%	77.5%
6.5%	90.0%
7.5% (Target)	100.0%
8.5%	120.0%
9.5%	140.0%
10.0%	160.0%
10.5%	180.0%
11.0% or more (Maximum)	200.0%
Actual Achievement and Payout
	Results Achieved	Attainment	Weighting	% of Target Achieved
RTSR	TSR = 27.34%, 31.818th Percentile	34.09%	50%	17.04%
EPS CAGR	7.2% EPS CAGR	96.67%	50%	48.34%
Total Payout				65.38%
The achieved EPS CAGR included adjustments for acquisitions and divestitures, as well as merger and acquisition costs, asset impairments, business restructuring costs and other Special Items pursuant to the
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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
terms of the Equity Plans and as approved by the Committee. These adjustments were consistent with the types of adjustments made to PSU awards in prior years. No adjustments were made related to the impact of the COVID-19 pandemic.
The earned 2019 PSUs will be settled in shares in May 2022.
In the case of Messrs. Sherbin and Zalupski, the settlement determinations for the 2019 PSUs were assessed differently than as described above. In connection with their separations from the Company, Messrs. Sherbin and Zalupski were entitled under the terms of our Prior Severance Policy to receive pro-rated payout based on actual results of their 2019 PSUs. Under the terms of their Separation Agreements negotiated with us, however, Messrs. Sherbin and Zalupski instead received accelerated vesting of their 2019 PSUs (and their 2020 PSUs and, in the case of Mr. Zalupski, his 2021 PSUs) at the applicable awards’ target levels following their separations from the Company. Payout for these accelerated awards have been (or will be) made at various times depending on the applicable terms and conditions for such awards. For more information about Messrs. Sherbin and Zalupski’s departures, and compensation and benefits payable to them in connection with their departures, including under their Separation Agreements, please see “Post-Employment Compensation” below.
Benefits and Retirement Programs
Consistent with our overall philosophy, the NEOs are eligible to participate during their service to the Company in benefit plans that are available to substantially all the Company’s U.S. employees. These programs include participation in our medical, dental, vision, group life, accidental death and dismemberment insurance programs, and the Company’s retirement program (comprised of a 401(k) savings plan). The TriMas Corporation Salaried Retirement Program (the “Plan”) is designed to reward continued employment with the Company and assist participants with financial preparation for retirement. Under the Plan, the Company provides a matching contribution of 75% of the participant’s first 5% contributed, up to a maximum of 3.75% of their eligible compensation. Company matching contributions are immediately vested.
Executive Retirement Program
The Company’s executive retirement program provides senior managers with retirement benefits in addition to those provided under the Company’s qualified retirement plans. The Company offers this additional program to enhance total executive pay so that it remains competitive in the market. The Company funds a Rabbi Trust for our obligations under this program. Trust assets are subject to the claims of the Company’s creditors in the event of bankruptcy.
Under the Supplemental Executive Retirement Plan (“SERP”), the Company makes a contribution to each participant’s account at the end of each quarter with the amount determined as a fixed percentage of the employee’s eligible compensation. The percentage is based on the employee’s age on the date of original participation in the plan (a 4.0% contribution for Messrs. Sherbin and Zalupski). Messrs. Sherbin and Zalupski’s contributions are 100% vested. Effective March 5, 2021, SERP participation was no longer offered to Mr. Sherbin and effective April 30, 2021, SERP participation was no longer offered to Mr. Zalupski. Messrs. Amato, Mell, Salik and Schaefer do not participate in the SERP.
The Compensation Limit Restoration Plan (“CLRP”) provides benefits to senior managers, including our NEOs, in the form of Company contributions which would have been payable under the Company match component of the Plan but for tax code limits on the amount of pay that can be considered in a qualified plan. There are no employee contributions permitted under this plan. Company contributions under the CLRP vary as a percent of eligible compensation based on the employee’s elective deferrals into the qualified plan.
The executive retirement program also provides for an elective deferral compensation feature to supplement the existing executive retirement program. Employees eligible to receive SERP contributions may elect to defer up to 25% of base pay and up to 100% of bonus. This plan design component is intended to encourage the continued employment and diligent service of plan participants.
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TriMas Corporation
Perquisites
In lieu of other Company-provided perquisites, the Company maintains a Flexible Cash Allowance Policy. Under this program, participating executives receive a quarterly cash allowance. Eligibility for the cash allowances, and the amounts, are periodically reviewed by the Committee. Mr. Amato does not participate in this program. Quarterly cash payments are made at the start of each fiscal quarter.
For fiscal year 2021, the NEOs received the following cash allowances:
•	Each of Messrs. Salik, Schaefer, Zalupski and Sherbin - $25,000; and
•	Mr. Mell - $18,750 (pro-rated based on his commencement of employment).
Change-of-Control and Severance-Based Compensation
The continuing NEOs are covered by the Company’s Executive Severance/Change in Control Policy (“Severance Policy”). For more information about the operation of the Severance Policy, please see the “Post-Employment Compensation” section below. The following is a description of the revised Severance Policy in effect at the end of 2021 for our continuing NEOs. In general, the Severance Policy provides that the Company will make severance payments to a participating executive if his or her employment is terminated under certain qualifying circumstances, including termination without cause or for good reason both before or after a change in control of the Company. The Severance Policy does not provide for any excise tax gross-ups; however, it provides for payments otherwise due upon a change in control to be reduced to ensure that none are subject to the golden parachute excise tax. The Severance Policy provides important financial protection to the named participants in exchange for non-compete and non-solicit covenants for the duration of an executive’s employment and a period following termination, and a requirement that an executive execute a release of claims in favor of the Company in order to receive any benefits under the Severance Policy. The Committee believes that offering this program is consistent with market practices, helps ensure the Company can both attract and retain executive talent, and will assist with management stability and continuity in the face of a possible business combination.
The Committee periodically reviews the Severance Policy to evaluate both its effectiveness and competitiveness and to determine the value of potential payments. As further described below, certain material changes impacting the NEOs were made in an August 2021 revision of the Severance Policy.
In connection with both Mr. Sherbin’s May 2021 departure and Mr. Zalupski’s September 2021 departure, the Company entered into a Separation Agreement, dated as of February 26, 2021, with Mr. Sherbin and a Separation Agreement, dated as of May 21, 2021, with Mr. Zalupski to document the terms of the compensation and benefits Messrs. Sherbin and Zalupski were or will be entitled to receive under the Prior Severance Policy and otherwise in connection with the termination of each of their respective employments with the Company. Please see “Post-Employment Compensation” for more information about the Separation Agreements and the compensation and benefits payable to Messrs. Sherbin and Zalupski in connection with their departures.
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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
Risk Mitigation in our Compensation Practices
The Committee focuses on risk mitigation in the design and implementation of the Company’s compensation practices. The Committee seeks to properly balance maximizing shareholder value creation, maintaining a strong pay for performance relationship and providing for business risk mitigation. The Committee and management believe that the Company maintains appropriate compensation policies and practices and that they do not give rise to risks that are reasonably likely to have a material adverse effect on the Company or encourage excessive risk taking. The Committee notes the employee compensation program includes a number of risk mitigation strategies, as detailed in the following chart:
Compensation Practice	Risk Mitigation Factors

Short-Term Incentive Compensation
Multiple Performance Metrics. The short-term incentive plan uses multiple performance measures that encourage employees to focus on the overall strength of the business rather than a single financial measure.

Award Cap. STI awards payable to any individual are capped.
Clawback Provision. Our clawback policy allows us to recapture STI awards from certain executives, including NEOs, in certain situations, including restatement of financial results.

Management Processes. Board and management processes are in place to oversee risk associated with the STI plan, including, but not limited to, monthly business performance reviews by management and regular business performance reviews by the Board, Audit Committee, and our internal management disclosure committee.

Long-Term Incentive Compensation
Multiple Performance Metrics. The long-term incentive program uses multiple performance measures that encourage employees to focus on the overall strength of the business rather than a single financial measure.

Stock Ownership Guidelines. We have stock ownership requirements consistent with market norms for certain executives, including NEOs.
Award Cap. LTI awards payable to any individual are capped.

Retention of Shares. With respect to any certain executive, including NEOs, who has not met the ownership guidelines within the required period, the Committee may require the executive to retain all shares necessary to satisfy the guidelines, less an amount that may be relinquished for the exercise price and taxes.

Anti-Hedging/Pledging Restriction Policy. See discussion below regarding our anti-hedging and short sale/restricted pledging policies.

Clawback Provision. Our clawback policy permits the Committee to recoup or rescind equity awards to certain executives, including NEOs, under the LTI plan under certain situations, including restatement of financial results.

2022 Proxy Statement	I	41

TriMas Corporation
Stock Ownership Guidelines for Executives
To further align the interests of executives with those of shareholders, the Committee adopted stock ownership guidelines for certain executives, including the continuing NEOs. The guidelines are expressed as a multiple of base salary, as set forth below:
Mr. Amato	5x
Messrs. Mell, Salik and Schaefer	3x
As of December 31, 2021, Mr. Amato was in compliance with the stock ownership guidelines and the three other continuing NEOs are on a path to timely compliance. New executives designated as participants have five years from the time they are named to a qualifying position to meet the ownership guidelines. Adherence to these guidelines will be evaluated each year on the last trading day of the year, using the executive’s base salary and the value of the executive’s holdings and stock price on such day. Once an executive attains the required ownership level, the executive will not be considered non-compliant solely due to subsequent stock price declines as long as the executive continues to hold at least the number of shares the executive held as of the measurement date until the guideline ownership is again achieved.
Generally, Common Stock owned or beneficially owned by the executive, service-vesting restricted stock or restricted stock units, and vested, in-the-money stock options count toward satisfaction of the guidelines. Before satisfying the guidelines, an executive must hold at least 50% of shares acquired from equity compensation awards (generally, after recognition of shares or cash used for tax withholding or to pay the exercise price of an option).
The Committee has the discretion to consider non-compliance with the guidelines in determining whether or the extent to which future equity awards should be granted and may require all stock attained through Company grants be retained until the guidelines are satisfied.
Anti-Hedging, Short Sale and Pledging Policies
The Company’s anti-hedging policy prohibits our directors and executive officers, including NEOs, from engaging in any transaction that is designed to hedge or offset any decrease in the market value of the Common Stock, including transactions in puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds. This policy includes Common Stock held directly or indirectly by a director or executive officer, as well as any Common Stock granted to a director or executive officer by the Company as part of the compensation of a director or executive officer. The policy also prohibits our directors and executive officers from engaging in short sales related to the Common Stock. Under the policy, directors and executive officers are prohibited from pledging shares of Common Stock.
Recoupment Policy
In 2009, the Committee implemented a recoupment (or clawback) policy subjecting incentive compensation and grants under the Company’s equity compensation plans to executive officers and business segment leaders to potential recoupment. The Board has the authority to trigger recoupment in the event of a material financial restatement or manipulation of a financial measure on which compensation is based and where the employee’s intentional misconduct contributed to the restatement or manipulation and, but for such misconduct, a lesser amount of compensation would have been paid. The Committee will reevaluate and, if necessary, revise the Company’s recoupment policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act once the rules implementing the recoupment requirements have been finalized by the SEC.
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TRANSACTIONS WITH RELATED PERSONS
TRANSACTIONS WITH RELATED PERSONS
Policy for Review, Approval or Ratification of Transactions with Related Parties
Pursuant to its written charter, the Audit Committee is responsible for reviewing reports and disclosures of insider and affiliated party transactions and monitoring compliance with the Company’s written Code of Conduct, which requires employees to disclose in writing any outside activities, financial interests, relationships or other situations that do or may involve a conflict of interest or that present the appearance of impropriety.
Pursuant to the written charter of the Governance and Nominating Committee and the written Corporate Governance Guidelines, members of the Board must properly notify the president and chief executive officer of the Company and the Chair of the Governance and Nominating Committee if any actual or potential conflict of interest arises between the Company and such member. After notification, the Board will evaluate and resolve the matter in the best interest of the Company upon recommendation of the Governance and Nominating Committee.
It is also the Company’s policy, that the Audit Committee review and approve all transactions (other than those that are de minimis in nature) in which the Company participates and in which any related person has or will have a direct or indirect material interest. In reviewing and approving such transactions, the Audit Committee obtains all information it believes to be relevant to a review and approval of the transaction. After consideration of the relevant information, the Audit Committee approves only those related person transactions that are determined to be consistent with the best interests of the Company.
In addition, the Company’s credit facility contains covenants that restrict the Company’s ability to engage in transactions that are at prices and on terms and conditions not less favorable to the Company than could be obtained at an arm’s-length basis from unrelated parties. Such covenants influence the Company’s policy for review, approval and ratification of transactions with related parties.
2022 Proxy Statement	I	43

TriMas Corporation
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of TriMas Corporation has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, it has recommended to the Board that the Compensation Discussion and Analysis be included in the 2021 Proxy Statement and in the Annual Report on Form 10-K of TriMas Corporation filed for the fiscal year ended December 31, 2021.
The undersigned members of the Compensation Committee have submitted this report to the Board.
The Compensation Committee
Teresa M. Finley, Chair
Jeffrey M. Greene
Nick L. Stanage
Daniel P. Tredwell
Samuel Valenti III
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COMPENSATION COMMITTEE REPORT
2021 Summary Compensation Table
The following table summarizes the total compensation paid to or earned by the NEOs in 2021, 2020 and 2019:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas A. Amato, President and CEO	2021	711,538	—	2,615,535	1,228,370	26,683	4,582,126
	2020	665,000	—	2,612,732	1,274,000	24,938	4,576,670
	2019	686,539	—	2,589,484	562,800	25,745	3,864,568

Scott A. Mell, CFO	2021	287,308	50,000	449,988	317,418	24,496	1,129,210

Fabio L. Matheus Salik, President, TriMas Packaging(6)	2021	356,731	—	274,615	263,681	38,377	933,404

John P. Schaefer, President, TriMas Aerospace(7)	2021	336,056	—	261,540	293,383	37,602	928,581

Robert J. Zalupski, Former CFO(8)	2021	322,786	—	1,852,459	—	1,063,259	3,238,504
	2020	420,537	—	762,045	551,132	57,592	1,791,306
	2019	429,208	—	755,247	226,077	58,264	1,468,796

Joshua A. Sherbin, Former General Counsel(9)	2021	141,680	—	629,610	—	1,036,573	1,807,863
	2020	389,235	—	544,296	473,673	55,166	1,462,370
	2019	400,400	—	539,462	193,153	56,031	1,189,046
(1)	In 2021, Mr. Mell received a $50,000 sign-on bonus in connection with his employment package.
(2)
All awards in this column relate to restricted stock units (including PSUs) granted under the 2017 Equity and Incentive Compensation Plan and are calculated in accordance with FASB ASC, Topic 718, “Stock Compensation.” This column includes the value of PSUs based on the targeted attainment levels, which represents the probable outcome of the performance condition on the date of grant. Mr. Zalupski and Mr. Sherbin had their outstanding equity awards modified as part of their Separation Agreements. Part of the value disclosed is the incremental fair value for such modifications of $629,610 for Mr. Sherbin and $1,120,101 for Mr. Zalupski.

(3)
On March 11, 2021, each NEO, except Mr. Mell and Mr. Sherbin, received time-based RSUs that generally vest ratably over a three-year period. In addition, each NEO received a performance-based award which generally cliff-vests after three years and is subject to RTSR and EPS CAGR achievement over the performance period. Maximum fair values for all performance-based awards granted in 2021 were $1,990,542 for Mr. Amato, $208,994 for Mr. Salik, $199,070 for Mr. Schaefer, and $557,354 for Mr. Zalupski. Attainment of the performance-based awards can vary from zero percent if the lowest milestone is not attained to a maximum of 200% of the target award. On July 1, 2021, Mr. Mell received time-based RSUs that generally vest ratably over a three-year period. On May 13, 2021, Mr. Zalupski’s outstanding RSUs and PSUs were modified under his Separation Agreement as described below under “Post-Employment Compensation.” On February 26, 2021, Mr. Sherbin’s outstanding RSUs and PSUs were modified under his Separation Agreement as described below under “Post Employment Compensation.” The reported values for these modifications are the incremental fair values, computed in accordance with FASB ASC, Topic 718.

(4)
STI payments are made in the year subsequent to which they were earned. Amounts earned under the 2021 STI were approved by the Committee on February 17, 2022, and paid in cash. For additional information about STI awards, please refer to the “Grants of Plan-Based Awards in 2021” table.

(5)
For 2021, includes (as applicable) perquisite allowance, Company contributions to retirement and 401(k) plans, cash severance amounts, value of health care benefits, payments for unused vacation days, and an outplacement services payment. Specifically, in 2021, Messrs. Salik, Schaefer, Zalupski and Sherbin each received a perquisite allowance of $25,000. Mr. Mell received a perquisite allowance of $18,750. Company contributions during 2021 into the retirement and 401(k) plans were $26,683 for Mr. Amato, $5,746 for Mr. Mell, $13,377 for Mr. Salik, $12,602 for Mr. Schaefer, $17,428 for Mr. Zalupski and $10,453 for Mr. Sherbin. See “Compensation Components - Benefit and Retirement Programs”. For more information about the value of the compensation and benefits received by Messrs. Zalupski ($1,020,831) and Sherbin ($1,001,120) under their Separation Agreements, see “Post-Employment Compensation” below.

(6)	Mr. Salik was not a Named Executive Officer prior to 2021, and thus, no compensation information is reported for him in this table for 2019 and 2020.
(7)	Mr. Schaefer was not a Named Executive Officer prior to 2021, and thus, no compensation information is reported for him in this table for 2019 and 2020.
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TriMas Corporation
(8)	Mr. Zalupski ceased serving as Chief Financial Officer effective April 30, 2021 and received compensation and benefits in connection with his Separation Agreement.
(9)
Mr. Sherbin ceased serving as Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary effective March 5, 2021 and received compensation and benefits in connection with his Separation Agreement.

Grants of Plan-Based Awards in 2021
The following table provides information about the plan-based awards granted to the NEOs in 2021:
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas A. Amato	STI(1)		53,625	715,000	1,430,000	—	—	—	—	—
	Restricted Stock Unit(2)	3/11/2021	—	—	—	—	—	—	37,707	1,249,987
	Performance Stock Unit(3)	3/11/2021	—	—	—	—	37,707	75,414	—	1,365,548

Scott A. Mell	STI(1)		20,231	269,750	539,500	—	—	—	—	—
	Restricted Stock Unit(2)	3/11/2021	—	—	—	—	—	—	14,856	449,988

Fabio L. Matheus Salik	STI(1)		16,144	215,250	430,500	—	—	—	—	—
	Restricted Stock Unit(2)	3/11/2021	—	—	—	—	—	—	3,959	131,241
	Performance Stock Unit(3)	3/11/2021	—	—	—	—	3,959	7,918	—	143,374

John P. Schaefer	STI(1)		16,457	219,430	438,860	—	—	—	—	—
	Restricted Stock Unit(2)	3/11/2021	—	—	—	—	—	—	3,770	124,976
	Performance Stock Unit(3)	3/11/2021	—	—	—	—	3,771	7,542	—	136,566

Robert J. Zalupski	STI(1)		22,712	302,820	605,640	—	—	—	—	—
	Restricted Stock Unit(2)	3/11/2021	—	—	—	—	—	—	10,558	349,998
	Performance Stock Unit(3)	3/11/2021	—	—	—	—	10,558	21,116	—	382,355
	Modified Restricted Stock Unit(4)	5/13/2021	—	—	—	—	—	—	17,080	560,053
	Modified Performance Stock Unit(4)	5/13/2021	—	—	—	—	17,080	17,080	—	560,053

Joshua A. Sherbin	STI(1)		19,520	260,260	520,520	—	—	—	—	—
	Modified Restricted Stock Unit(5)	2/26/2021	—	—	—	—	—	—	9,372	314,805
	Modified Performance Stock Unit(5)	2/26/2021	—	—	—	—	9,372	9,372	—	314,805

(1)
The amounts above in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards column are based on awards pursuant to the STI for each NEO with respect to 2021. The threshold payout is based on the smallest percentage payout of the smallest metric in the NEO’s composite target incentive and the target award is a specified dollar figure for each NEO. The maximum estimated possible payout for each participant is based on maximum attainment for each metric. The actual cash payout for 2021 of the participating NEOs’ STI awards is disclosed in the 2021 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

(2)
On March 11, 2021, each NEO, except Mr. Mell and Mr. Sherbin, received time-based restricted stock units under the 2017 Equity and Incentive Compensation Plan, which awards generally vest ratably over a three-year period. On July 1, 2021, Mr. Mell received time-based restricted stock units under the 2017 Equity and Incentive Compensation Plan, which awards generally vest ratably over a three-year period. Mr. Sherbin did not receive a restricted stock unit award in 2021.

(3)
On March 11, 2021, each NEO, except Mr. Mell and Mr. Sherbin, received performance-based awards under the 2017 Equity and Incentive Compensation Plan, which awards generally cliff vest after a three-year performance period (2021-2023 Cycle) and are subject to RTSR and EPS CAGR performance objectives over the performance period. Attainment of these awards can vary from 0% if the lowest milestone is not attained to a maximum of 200% of the target award. Mr. Mell and Mr. Sherbin did not receive a performance-based award in 2021.

(4)
On May 13, 2021, Mr. Zalupski received modified equity award treatment as further described below under “Post-Employment Compensation.” The value represented is the incremental fair value, computed in accordance with FASB ASC, Topic 718.

(5)
On February 26, 2021, Mr. Sherbin received modified equity award treatment as further described below under “Post-Employment Compensation.” The value represented is the incremental fair value, computed in accordance with FASB ASC, Topic 718.

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COMPENSATION COMMITTEE REPORT
For a detailed description of the programs underlying the awards detailed in the Grants of Plan-Based Awards in 2021 table, please refer to the “Analysis of Key 2021 Compensation Components and Decisions” section of the CD&A. For more information about the NEOs’ relative mix of salary and other compensation elements in proportion to total compensation, please refer to the “Pay for Performance” section of the CD&A. Please see “Post-Employment Compensation” for more information about Mr. Sherbin’s and Mr. Zalupski’s Separation Agreements and the compensation and benefits payable to Mr. Sherbin and Mr. Zalupski in connection with their departure.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table summarizes the outstanding equity awards held by the NEOs as of December 31, 2021:
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested $(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested $(2)
Thomas A. Amato	5/1/2019(3)	—	—	—		12,937	478,669	25,373	938,801
	3/11/2020(5)	—	—	—	—	34,965	1,293,705	52,447	1,940,539
	3/11/2021(7)	—	—	—	—	37,707	1,395,159	37,707	1,395,159

Scott A. Mell	7/1/2021(8)	—	—	—	—	14,856	549,672	—	—

Fabio L. Matheus Salik	8/1/2020(6)	—	—	—	—	7,122	263,514	—	—
	3/11/2021(7)	—	—	—	—	3,959	146,483	3,959	146,483

John P. Schaefer	5/1/2019(3)	—	—	—	—	1,213	44,881	2,378	87,986
	3/1/2020(4)	—	—	—	—	—	—	10,140	375,180
	3/11/2020(5)	—	—	—	—	3,300	122,100	4,950	183,150
	3/11/2021(7)	—	—	—	—	3,770	139,490	3,771	139,527

Robert J. Zalupski		—	—	—	—	—	—	—	—

Joshua A. Sherbin		—	—	—	—	—	—	—	—

(1)	All awards in these columns relate to restricted stock units and performance stock unit grants awarded under the 2017 Equity and Incentive Compensation Plan.
(2)	The market value is based on the stock price as of December 31, 2021 ($37.00) multiplied by the applicable number of units outstanding.
(3)
Each participating NEO received a restricted stock unit and performance stock unit (2019-2021 Cycle) award as part of the Company’s 2019 LTI awards. The performance stock units generally cliff vest after a 36-month performance period (2019-2021 Cycle) and are subject to RTSR and EPS CAGR performance objectives over the performance period. The Committee approved the performance attainment of 65.38% in February 2022, which is reflected in the number of shares and market value above. The restricted stock units generally vest ratably on each of the first three anniversaries of the grant date.

(4)
On March 1, 2020, Mr. Schaefer received a one-time performance stock unit (2020-2022 Cycle) award. The performance stock units generally cliff vest after a 36-month performance period (2020-2022 Cycle) and are subject to share price appreciation performance over the performance period. For purposes of this disclosure, performance is reflected at target levels for these performance stock units.

(5)
Each participating NEO received a restricted stock unit and performance stock unit (2020-2022 Cycle) award as part of the Company’s 2020 LTI awards. The performance stock units generally cliff vest after a 36-month performance period (2020-2022 Cycle) and are subject to RTSR and EPS CAGR performance objectives over the performance period. For purposes of this disclosure, performance is reflected at target levels for these performance stock units. The restricted stock units generally vest ratably on each of the first three anniversaries of the grant date.

(6)
On August 1, 2020, Mr. Salik received a restricted stock unit award in connection with his employment package. The restricted stock units generally vest in three equal installments on the first three anniversaries of the grant date of the award.

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TriMas Corporation
(7)
On March 11, 2021, each NEO, except Mr. Mell, received a restricted stock unit and performance stock unit (2021-2023 Cycle) award as part of the Company’s 2021 LTI awards. For purposes of this disclosure, performance is reflected at target levels for these performance stock units. See the “Grants of Plan-Based Awards in 2021” table for details on the grants, including vesting terms.

(8)
On July 1, 2021, Mr. Mell received a restricted stock unit award in connection with his employment package. The restricted stock units generally vest in three equal installments on the first three anniversaries of the grant date of the award.

Option Exercises and Stock Vested in 2021
The following table provides information on stock options and restricted stock units that vested or were exercised, as applicable, in 2021 for our NEOs:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas A. Amato	39,301	2,326,000	56,982	3,239,920
Scott A. Mell	—	—	—	—
Fabio L. Matheus Salik	—	—	2,054	116,516
John P. Schaefer	—	—	5,722	280,666
Robert J. Zalupski	—	—	91,172	2,941,682
Joshua A. Sherbin	—	—	50,039	1,618,016
(1)
Calculated by multiplying the number of shares or units vesting times the closing price of our stock on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

2021 Nonqualified Deferred Compensation Table
The following table summarizes the activity in nonqualified deferred compensation for the NEOs in 2021:
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Thomas A. Amato	—	15,808	8,333	—	94,803
Scott A. Mell	—	—	—	—	—
Fabio L. Matheus Salik	—	2,502	20	—	2,522
John P. Schaefer	—	1,727	808	—	7,125
Robert J. Zalupski	—	1,166,595	272,146	—	1,990,417
Joshua A. Sherbin	—	266,701	106,382	—	982,138
(1)
Includes the Company’s contributions to the TriMas Executive Retirement Program. These contributions are included in the column titled “All Other Compensation” in the 2021 Summary Compensation Table. For Messrs. Zalupski and Sherbin, also reflects the value of their vested equity awards subject to deferred payout in 2022 ($1,160,041 for Mr. Zalupski and $263,005 for Mr. Sherbin), which amounts are not separately included in the 2021 Summary Compensation Table.

(2)	None of these amounts are reported in the 2021 Summary Compensation Table.
(3)
The following amounts included in this column were reported in Summary Compensation Tables for prior fiscal years: Mr. Amato, $56,402; Mr. Zalupski, $152,062; and Mr. Sherbin, $290,961. Contributions to the Executive Retirement Program are invested in accordance with each NEO’s directive based on the investment options in the Company’s retirement program. Investment directives can be amended by the participant at any time. For further information regarding the Executive Retirement Program, see “Compensation Discussion and Analysis - Executive Retirement Program.”

See the “Executive Retirement Program” section of the CD&A for more information regarding the Executive Retirement Program. Additionally, as further described below, Messrs. Zalupski and Sherbin vested in certain equity awards as of their separation dates under their Separation Agreements, which equity awards are to be settled in 2022. This table reflects the value of those deferred equity awards and the increase in stock value regarding those equity awards as of the end of 2021.
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COMPENSATION COMMITTEE REPORT
Post-Employment Compensation
The Company maintains the Severance Policy. As part of the Board of Directors’ ongoing review of the Company’s executive compensation program, the Prior Severance Policy was reviewed and revised for consistency with market practice in August 2021. Due to the nature of the changes, Mr. Amato’s consent was required for the Prior Severance Policy revisions, which consent was received on August 11, 2021. The following material changes impacting the NEOs were made in the revisions to the Prior Severance Policy:
•
Update to the participating group of officers covered by the Severance Policy to remove Messrs. Zalupski and Sherbin and include Mr. Mell (Mr. Amato continues to be a Tier I participant under the Severance Policy);

•	Increase in the Tier II severance multiple for a change in control termination from 12 months (1x) to 18 months (1.5x);
•
Clarify that annual cash incentives earned by service through year-end that have not yet been “declared” by the Compensation Committee at the time of termination will still be paid once determined by the Compensation Committee;

•	Remove provisions regarding the treatment of equity awards, instead deferring or defaulting to the terms and conditions of the equity awards themselves;
•	Clarify that COBRA health care benefits will be treated as taxable benefits;
•	Eliminate outplacement services; and
•
Clarify that, if Mr. Amato were to cease serving as the Chief Executive Officer of a public company after a change in control of the Company, such cessation would trigger his “Good Reason” rights under the Severance Policy (but that a Good Reason termination by Mr. Amato would not be permitted until at least 90 days after the change in control).

As in effect at the end of 2021, the Severance Policy applies to the Company’s executives identified by the Committee, including the continuing NEOs (Messrs. Amato, Mell, Salik and Schaefer), during their employment with the Company. The Severance Policy provides that the Company will make severance payments to a participating executive if his or her employment is terminated under certain circumstances. The Severance Policy includes an excise tax “cap” provision, which reduces the total amount of payments due under the Severance Policy so as to avoid the imposition of excise taxes and the resulting loss of tax deductions to the Company under Section 280G of the Code. The Severance Policy provides for customary non-compete and non-solicit covenants for the duration of the executive’s employment and a period following termination, and includes a requirement that the executive sign a release of claims in favor of the Company in order to receive any benefits under the Severance Policy.
If the Company terminates the employment of each of Messrs. Amato, Mell, Salik or Schaefer for any reason other than for cause, disability or death (cause and disability as defined in the Severance Policy), or if he terminates his employment for good reason (as defined in the Severance Policy), the Company will provide him with (1) one year’s annual base salary (generally paid in equal installments over a year), (2) STI payment equal to one year’s payout at his target level in effect on the date of termination (generally paid in equal installments over a year), (3) accrued but unpaid base salary and unused vacation, (4) any STI payment that has been earned by him but not paid, (5) his pro-rated STI for the year of termination through the date of termination based on his target level and actual full-year performance and (6) taxable reimbursement of certain health care premiums for up to 12 months following the termination date. The executive’s then outstanding equity awards will be treated pursuant to the terms and conditions of such equity awards themselves under the applicable equity plans and award agreements.
In the case of any participating executive’s voluntary termination (without good reason) or termination for cause, the Company pays the executive the accrued base salary through termination plus earned but unused vacation compensation (and, in the case of voluntary termination, any STI payment that has been earned by the executive but not paid). All other benefits cease as of the termination date. If an executive’s
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TriMas Corporation
employment is terminated due to death, the Company pays the accrued but unpaid base salary as of the date of death, and accrued but unpaid STI compensation. Other than reimbursement of certain health care premiums for the executive’s dependents for up to 36 months, all other benefits cease as of the date of the executive’s death. If an executive is terminated due to becoming disabled, the Company pays the executive earned but unpaid base salary and STI payments. All other benefits cease as of the date of such termination in accordance with the terms of such benefit plans. In each of the situations described in this paragraph, the executive’s then outstanding equity awards will be treated pursuant to the terms and conditions of such equity awards themselves under the applicable equity plans and award agreements.
In the case of a qualifying termination of Mr. Amato’s employment within two years of a change in control of the Company (as defined below), then, in place of any other severance payments or benefits, the Company will provide Mr. Amato with (1) a payment equal to 30 months of his base salary rate in effect at the date of termination, (2) an STI payment equal to 30 months payout at his target level in effect at the date of termination, (3) any STI payment that has been earned by the executive but not paid, (4) his pro-rated STI payout for the year of termination through the date of termination based on his target level and actual full-year performance and (5) taxable reimbursement of certain health care premiums for up to 30 months following the termination date provided that the timing of the foregoing payments will be made in compliance with Code Section 409A.
In the case of a qualifying termination of each of Messrs. Mell, Salik or Schaefer’s employment within two years of a change in control of the Company (as defined below), then, in place of any other severance payments or benefits, the Company will provide the executive with (1) a payment equal to 18 months of his base salary rate in effect at the date of termination, (2) an STI payment equal to 18 months payout at his target level in effect at the date of termination, (3) any STI payment that has been earned but not paid, (4) his pro-rated STI payout for the year of termination through the date of termination based on his target level and actual full-year performance and (5) taxable reimbursement of certain health care premiums for up to 18 months following the termination date provided that the timing of the foregoing payments will be made in compliance with Code Section 409A.
For purposes of the Severance Policy, a change in control of the Company shall be deemed to have occurred upon the first of the following events to occur (as further described in the Severance Policy):
1.
A person is or becomes the beneficial owner of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities (subject to certain exceptions);

2.
Individuals who constitute the Board cease for any reason to constitute a majority of the number of directors then serving on the Board, unless their replacements are approved as described in the Severance Policy (subject to certain exceptions);

3.
The Company closes a merger, consolidation, wind-up, reorganization, or restructuring of the Company with or into any other entity or a similar event or series of such events, resulting in a substantial change in the Company’s ownership or leadership, as further described in the Severance Policy, subject to certain exceptions; or

4.
The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, as further described in the Severance Policy, and subject to certain exceptions.

Notwithstanding the foregoing, (1) a change in control of the Company shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all
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COMPENSATION COMMITTEE REPORT
or substantially all of the assets of the Company immediately following such transaction or series of transactions and (2) if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a change in control of the Company shall be deemed to have occurred only if the transaction or event qualifies as a Section 409A change in control.
In addition, the Severance Policy states that in return for these benefits, each executive covered under the Severance Policy must refrain from competing against the Company for a period following termination that corresponds to the duration of any severance payments the executive would be entitled to receive or 24 months if no severance payments are payable.
The Severance Policy may be modified by the Committee at any time, provided that the prior written consent of the executive is required if the modification adversely impacts the executive. Further, the Committee may amend or terminate the Severance Policy at any time upon 12 months’ written notice to any adversely affected executive.
During their employment with TriMas in early 2021, Messrs. Sherbin and Zalupski were each covered by the Prior Severance Policy. In connection with Mr. Sherbin’s May 2021 departure, Mr. Sherbin was entitled to receive separation compensation and benefits under the terms of the Prior Severance Policy. However, the Company and Mr. Sherbin entered into a Separation Agreement, effective as of February 26, 2021, to document the terms of the compensation and benefits Mr. Sherbin was or will be entitled to receive under the Prior Severance Policy and otherwise in connection with the termination of his employment. Mr. Sherbin received the following benefits under the Prior Severance Policy: cash severance equal to one year of his base salary plus target annual cash incentive ($660,660); one year of health care premium reimbursement (valued at approximately $16,700); $25,000 in lieu of outplacement services; and payment for 25 days of unused vacation ($38,500). In addition, under the Separation Agreement, Mr. Sherbin received $260,260 in lieu of continued pro-rata participation in the 2021 annual incentive program and his $25,000 annual flexible cash allowance less amounts previously paid during 2021. Under the Separation Agreement, Mr. Sherbin received, instead of just pro-rated vesting in his outstanding RSUs and PSUs, accelerated vesting at target in 19,011 PSUs and accelerated vesting in 9,979 RSUs. All benefits under the Separation Agreement are subject to applicable tax withholding, and Mr. Sherbin will adhere to certain customary non-competition and customer and employee non-solicitation obligations set forth in the Prior Severance Policy for a period of 12 months. Further, the payments and benefits described in the Separation Agreement were contingent upon Mr. Sherbin executing a customary release of claims in connection with his termination of employment in May 2021.
In connection with Mr. Zalupski’s September 2021 departure, Mr. Zalupski was entitled to receive separation compensation and benefits under the terms of the Prior Severance Policy. However, the Company and Mr. Zalupski entered into a Separation Agreement, effective as of May 21, 2021, to document the terms of the compensation and benefits Mr. Zalupski was or will be entitled to receive under the Prior Severance Policy and otherwise in connection with the termination of his employment. Mr. Zalupski received the following benefits under the Prior Severance Policy: cash severance equal to one year of his base salary plus target annual cash incentive ($735,420); one year of health care premium reimbursement (valued at approximately $16,700); and payment for 25 days of unused vacation ($41,596). In addition, under the Separation Agreement, Mr. Zalupski received $227,115 in lieu of continued pro-rata participation in the 2021 annual incentive program and his $25,000 annual flexible cash allowance less amounts previously paid during 2021. Under the Separation Agreement, Mr. Zalupski also received, instead of just pro-rated vesting in his outstanding RSUs and PSUs, accelerated vesting at target in 37,174 PSUs and accelerated vesting in 24,529 RSUs. All benefits under the Separation Agreement are subject to applicable tax withholding, and Mr. Zalupski will adhere to certain customary non-competition and customer and employee non-solicitation obligations set forth in the Prior Severance Policy for a period of 12 months. Further, the payments and benefits described in the Separation Agreement were contingent upon Mr. Zalupski executing a customary release of claims in connection with his termination of employment in September 2021.
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TriMas Corporation
Potential Payments Upon Termination or Change-of-Control as of December 31, 2021
The following table estimates the potential executive benefits and payments due to the continuing NEOs upon certain terminations of employment or a change in control, assuming such events occurred on December 31, 2021. These estimates reflect, among other arrangements, the terms of the Severance Policy as revised in August 2021. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs.
	Involuntary termination by Company without cause or termination by executive for good reason ($)	Involuntary termination by Company for cause ($)	Qualifying termination in connection with a change of control ($)	Death ($)(3)	Termination as a result of disability ($)(4)
Thomas A. Amato
Cash payments(1)	1,430,000	—	3,575,000	—	—
Value of restricted stock units(2)	3,910,086	—	7,939,164	7,939,164	7,939,164
Medical benefits	16,700	—	41,750	50,000	—
Total	5,356,786	—	11,555,914	7,989,164	7,939,164

Scott A. Mell
Cash payments(1)	684,750	—	1,027,125	—	—
Value of restricted stock units(2)	91,612	—	549,672	549,672	549,672
Medical benefits	16,700	—	25,050	50,000	—
Total	793,062	—	1,601,847	599,672	549,672

Fabio L. Matheus Salik
Cash payments(1)	574,000	—	861,000	—	—
Value of restricted stock units(2)	128,057	—	556,480	556,480	556,480
Medical benefits	16,700	—	25,050	50,000	—
Total	718,757	—	1,442,530	606,480	556,480

John P. Schaefer
Cash payments(1)	557,025	—	835,538	—	—
Value of restricted stock units(2)	601,065	—	1,138,934	1,138,934	1,138,934
Medical benefits	16,700	—	25,050	50,000	—
Total	1,174,790	—	1,999,522	1,188,934	1,138,934
(1)
Comprised of multiple of base salary as of December 31, 2021, and applicable STI payments. The 2021 STI bonus is not included as it was deemed for purposes of this table as earned as of December 31, 2021, and is subject to company performance. Assumes that no accrued but unearned vacation pay is due.

(2)
RSUs include service-based units and PSUs, and are either included on a pro-rata basis for the portion of the earnings period that has elapsed or on a fully-vested basis as required by the terms of the Severance Policy. In addition, the number of PSUs included assumes the target metric would be achieved. RSUs are valued at the market price of the Common Stock of $37.00 at December 31, 2021. The PSU and RSU values as of December 31, 2021. Messrs. Amato, Mell, Salik and Schaefer had 105,678, 2,476, 3,461 and 16,245 shares, respectively, that would have been vested upon an involuntary termination without cause or by executive for good reason as of December 31, 2021, and (assuming target performance) 214,572, 14,856, 15,040 and 30,782 shares, respectively, that would have been vested upon a qualifying termination in connection with a change-of-control, death or disability.

(3)
With respect to death, the Severance Policy provides that all obligations of the Company to make any further payments, except for accrued but unpaid salary and accrued but unpaid STI awards, terminate as of the date of the NEO’s death. Equity awards become 100% vested upon death. Each continuing NEO’s dependents are eligible to receive reimbursement for the employee portion of COBRA premiums for a period not to exceed 36 months after the continuing NEO’s date of death.

(4)
With respect to disability, the Severance Policy provides that all obligations of the Company to make any further payments, except for accrued but unpaid salary and accrued but unpaid annual STI awards, terminate on the earlier of (a) six months after the disability related termination or (b) the date the continuing NEO receives benefits under the Company’s long-term disability program. Equity awards become 100% vested upon the disability termination.

52	I	2022 Proxy Statement

COMPENSATION COMMITTEE REPORT
CEO Pay Ratio Disclosure
Mr. Amato, our CEO, had 2021 total compensation of $4,582,126, as reflected in the 2021 Summary Compensation Table. We estimate that the median of 2021 total compensation for all employees of the Company and its consolidated subsidiaries as of December 31, 2021, (the “Determination Date”), excluding our CEO, was $37,489, which is comprised of all applicable elements of compensation for 2021 in accordance with Item 402(c)(2)(x) of Regulation S-K (the “Median Annual Compensation”). The ratio of Mr. Amato’s 2021 total compensation to the Median Annual Compensation was approximately 122 to 1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.
To identify the employee who received the Median Annual Compensation (the “Median Employee”), we measured annual base pay (consisting of regular base earnings and overtime) for the period beginning on January 1, 2021, and ending on December 31, 2021, for 3,426 employees, representing all full-time, part-time, seasonal, temporary and contract employees (whose compensation is determined by the Company) of the Company and our consolidated subsidiaries as of the Determination Date. In determining the Median Employee, we also annualized compensation for employees who worked less than all of 2021 (other than temporary employees) based on reasonable assumptions and estimates relating to our employee compensation program, including new hires.
2022 Proxy Statement	I	53

TriMas Corporation
ADDITIONAL INFORMATION
What is the purpose of the Annual Meeting?
During the Annual Meeting, holders of the Company’s Common Stock will act upon the matters outlined in the accompanying notice of Annual Meeting, including: to elect two directors to serve until the annual meeting in 2025; to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; to approve, on a non-binding advisory basis, the compensation paid to the Company’s NEOs; and to transact such other business as may properly come before the meeting. In addition, management will report on the performance of the Company and will respond to appropriate questions from shareholders.
How will the Company conduct the virtual Annual Meeting?
As permitted by Delaware law and our bylaws, we have implemented the virtual annual meeting format in order to facilitate and increase shareholder attendance and participation. In preparation for the virtual Annual Meeting (i) we will implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting is a shareholder or proxy holder, (ii) we will implement reasonable measures to provide shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) we will maintain a record of any votes or other action taken by shareholders or proxy holders at the meeting. During the Q&A session of the meeting, we will answer appropriate submitted questions related to the business of the Annual Meeting, as time permits.
How do I attend and participate during the virtual Annual Meeting?
Our completely virtual Annual Meeting will be conducted on the internet via live webcast. You will be able to participate in the Annual Meeting online during the meeting by visiting www.virtualshareholdermeeting.com/TRS2022. You also will be able to vote your shares electronically at the Annual Meeting.
All shareholders of record as of March 11, 2022, (the “Record Date”), or their duly appointed proxies, may participate in the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 8:00 a.m., Eastern Time, on May 10, 2022. We encourage you to access the meeting prior to the start time. Online access will begin at 7:30 a.m., Eastern Time, on May 10, 2022.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
How do I submit questions before the virtual Annual Meeting?
Shareholders may submit questions for the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/TRS2022, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before 7:45 a.m., Eastern Time, on May 10, 2022, the day of the meeting.
Appropriate questions related to the business of the Annual Meeting (the proposals being voted upon) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered at https://ir.trimascorp.com/shareholderquestions as soon as practical after the Annual Meeting.
54	I	2022 Proxy Statement

ADDITIONAL INFORMATION
Additional information regarding the ability of shareholders to ask questions before the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/TRS2022.
What if I have technical difficulties during the virtual Annual Meeting?
Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/TRS2022 beginning at 7:30 a.m., Eastern Time, on May 10, 2022 through the conclusion of the Annual Meeting.
Why didn’t I receive a paper copy of this proxy statement?
We have distributed proxy materials to some of our shareholders over the internet by sending them a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. Many other companies have transitioned to this more contemporary way of distributing annual meeting materials, often called “electronic proxy” or “Notice and Access.”
This “Notice and Access” process, expedites our shareholders’ receipt of these materials, lowers the costs of proxy solicitation and reduces the environmental impact of our annual meeting.
What if I would like to receive a paper copy of this proxy statement?
If you received a notice and would like us to send you a printed copy of our proxy materials, please follow the instructions included in your notice to request a copy.
Who is entitled to vote?
The Company’s Common Stock constitutes the Voting Stock of the Company. As of the Record Date, there were no outstanding shares of preferred stock of the Company. Only record holders of Common Stock at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote those shares of Common Stock that they held on the Record Date. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.To participate in the Annual Meeting, you will need the 16-digit control number on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the Annual Meeting before the start time of 8:00 a.m., Eastern Time, on May 10, 2022. Please allow ample time for online check-in, which will begin at 7:30 a.m., Eastern Time, on May 10, 2022.
What constitutes a quorum?
For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum for all purposes. As of the Record Date, 42,706,870 shares of Common Stock were issued and outstanding and entitled to vote. Broker non-votes and proxies marked with abstentions or instructions to withhold votes will be counted as present in determining whether there is a quorum.
What is the difference between holding shares as a shareholder of record and being a beneficial owner?
Shareholders of Record. If, at the close of business on the Record Date, your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and these proxy materials (including a proxy card) are being sent directly to you by the Company. As a shareholder of record, you have the right to grant your voting proxy directly to the Company via the proxy card or to vote electronically during the Annual Meeting.
2022 Proxy Statement	I	55

TriMas Corporation
Beneficial Owners. If, at the close of business on the Record Date, your shares were not issued directly in your name, but were held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, trustee, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, trustee, bank or nominee on how to vote the shares in your account and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares during the Annual Meeting unless you request and obtain a proxy from your broker, trustee, bank or nominee. Your broker, trustee, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, trustee, bank or nominee on how to vote your shares.
How do I vote?
Shareholders of Record. If you complete and properly sign the proxy card and return it to the Company, it will be voted as you direct. You may also vote via telephone or internet (as indicated on your proxy card). If you attend the virtual Annual Meeting, you may vote online during the Annual Meeting.
Beneficial Owners. If you complete and properly sign the voting instruction card and return it to your broker, trustee, bank or other nominee, it will be voted as you direct. You may also vote via telephone or internet (as indicated on your voting instruction card). If you want to vote your shares electronically during the Annual Meeting, you must request and obtain a proxy from such broker, trustee, bank or other nominee confirming that you beneficially own such shares and giving you the power to vote such shares.
Can I change my vote after I return my proxy card or voting instruction card?
Shareholders of Record. You may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company, at 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, either written notice revoking the proxy or a properly signed proxy that is dated later than the proxy card. If you attend the Annual Meeting online, the individuals named as proxy holders in the proxy card will nevertheless have authority to vote your shares in accordance with your instructions on the proxy card unless you properly file such notice or new proxy.
Beneficial Owners. If you hold your shares through a bank, trustee, broker or other nominee, you should contact such person to submit new voting instructions prior to the time such voting instructions are exercised.
How will my shares be voted?
Shareholders of Record.All shares represented by the proxies mailed to shareholders will be voted electronically during the Annual Meeting in accordance with instructions given by the shareholders. Where no instructions are given, the shares will be voted (1) for the election of the Board of Directors’ nominees for two directors, (2) for the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and (3) for the approval, on a non-binding advisory basis, the compensation paid to the Company’s NEOs.
Beneficial Owners. The brokers, banks or nominees holding shares for beneficial owners must vote those shares as instructed, and if no instructions from the beneficial owner are received on a matter deemed to be non-routine, they may not vote the shares on that matter. Under applicable law, a broker, bank or nominee has the discretion to vote on routine matters, such as Proposal 2, but does not have discretion to vote with respect to non-routine matters, such as Proposals 1 or 3. Common Stock subject to broker non-votes will be considered present at the meeting for purposes of determining whether there is a quorum. Broker non-votes will have no effect in determining the outcome of the vote on Proposal 1 and will have the effect of a vote against Proposal 3. In order to avoid a broker non-vote of your shares on this proposal, you must send voting instructions to your bank, broker or nominee.
56	I	2022 Proxy Statement

ADDITIONAL INFORMATION
What are the Board’s recommendations?
The Board recommends a vote:
Proposal 1 - FOR the election of the nominated slate of directors.
Proposal 2 - FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Proposal 3 - FOR the approval, on a non-binding advisory basis, of the compensation paid to the Company’s NEOs.
What vote is required to approve each item?
Proposal 1 - Election of Directors.
The two nominees who receive the most votes cast at the Annual Meeting will be elected as directors, provided a quorum of at least a majority of the outstanding shares of the Company’s Common Stock is represented at the meeting. However, we have adopted a majority voting policy that is applicable in uncontested director elections. This means that the plurality standard will determine whether a director nominee is elected, but our majority voting policy will further require that the number of votes cast “for” a director must exceed the number of votes “withheld” from that director or the director must submit his or her resignation. The Board, taking into account the recommendation of the Governance and Nominating Committee, would then determine whether to accept or reject any required resignation. A proxy card marked “Withhold” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the election of directors.
Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm.
The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting will be necessary to ratify the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, provided that a quorum is present. Abstentions will have the same effect as a vote against the matter. Although shareholder ratification of the appointment is not required by law and is not binding on the Company, the Audit Committee will take the appointment under advisement if such appointment is not so ratified.
Proposal 3 - Approval, on a non-binding advisory basis, of the compensation paid to the Company’s NEOs.
The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting will be necessary to approve the non-binding advisory resolution approving the compensation paid to the Company’s NEOs. While the Board of Directors intends to carefully consider the shareholder vote resulting from this proposal, the final vote is advisory in nature. Abstentions will have the same effect as a vote against the matter.
What will happen if other matters are raised at the meeting?
If any other matter is properly submitted to the shareholders at the Annual Meeting, its adoption will require the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date that is present or represented at the Annual Meeting. The Board does not propose to conduct any business at the Annual Meeting other than as stated above.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting and final voting results will be published by the Company in a Current Report on Form 8-K.
2022 Proxy Statement	I	57

TriMas Corporation
How may I obtain an additional copy of the proxy materials?
If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, please request the additional copy by contacting TriMas Corporation, Attention: Investor Relations, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, Telephone 248-631-5450, or by email to generalcounsel@trimascorp.com. Additionally, if you have been receiving multiple sets of proxy materials and wish to receive only one set of proxy materials, please contact the Company’s Investor Relations department in the manner provided above.
What does it mean if I receive more than one proxy card or voting instruction card?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with banks, trustees, brokers, other nominees and/or the Company’s transfer agent. Please sign and deliver each proxy card and voting instruction card that you receive to ensure that all of your shares will be voted. We recommend that you contact your nominee and/or the Company’s transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address.
Who pays for the solicitation of proxies?
The accompanying proxy is being solicited by the Company’s Board. The Company will bear the cost of soliciting the proxies. Officers and other management employees of the Company will receive no additional compensation for the solicitation of proxies and may use mail, e-mail, personal interview and/or telephone.
How can I access the Company’s proxy materials and Annual Report on Form 10-K?
The Financial Information subsection under “Investors” on the Company’s website, www.trimascorp.com, provides access, free of charge, to SEC reports as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. The Company has posted printable and searchable 2022 proxy materials to the Company’s website at http://ir.trimascorp.com. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, will be sent to any shareholder, without charge, upon written request sent to the Company’s executive offices at TriMas Corporation, Attention: Investor Relations, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, or by email to generalcounsel@trimascorp.com.
The references to the website address of the Company and SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this proxy statement.
Is a registered list of shareholders available?
The names of shareholders of record entitled to vote electronically at the Annual Meeting will be available to shareholders entitled to vote at the meeting on Tuesday, May 10, 2022, at the Company’s headquarters and during the meeting, at www.virtualshareholdermeeting.com/TRS2022.
How and when may I submit a shareholder proposal or director nomination for the 2023 Annual Meeting?
For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2023 Annual Meeting, the Corporate Secretary must receive the written proposal at the Company’s principal executive offices no later than November 30, 2022. Such proposals also must comply with SEC regulations
58	I	2022 Proxy Statement

ADDITIONAL INFORMATION
under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to TriMas Corporation, General Counsel, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, or by fax to (888) 318-8873.
For a shareholder proposal or director nomination that is intended to be considered at the 2023 Annual Meeting, but not included in the Company’s proxy statement, the shareholder must give timely notice to the Corporate Secretary not earlier than January 10, 2023, and not later than the close of business on February 9, 2023. Any shareholder proposal must set forth (1) a brief description of the business desired to be brought before the 2023 Annual Meeting and the reasons for conducting such business, (2) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (3) the number of shares of Common Stock that are beneficially owned by the shareholder, (4) any material interest of the shareholder in such business and (5) any additional information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act or the Company’s Third Amended and Restated Bylaws.
In addition to satisfying the requirements under the Company’s Third Amended and Restated Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the first anniversary this year’s Annual Meeting. If the date of the 2023 Annual Meeting is changed by more than 30 calendar days from the first anniversary of this year’s Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. Accordingly, for the 2023 Annual Meeting, shareholders must deliver such notice no later than March 11, 2023.
2022 Proxy Statement	I	59

TriMas

38505 Woodward Avenue, Suite 200
Bloomfield Hills, Michigan 48304
www.trimascorp.com
(248) 631-5450

TriMas

TRIMAS CORPORATION
ATTN: JODI ROBIN
38505 WOODWARD AVENUE, SUITE 200
BLOOMFIELD HILLS, MI 48304

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TRS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D74021-P66945 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRIMAS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees

01) Thomas A. Amato
02) Jeffrey M. Greene

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

To vote against all nominees, mark "Withhold All" above. To vote against an individual nominee, mark "For All Except" and write the nominee's number on the line above.

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote FOR proposal 3.

NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice & Proxy Statement and 2021 Annual Report of TriMas Corporation are also available at: http://ir.trimascorp.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 2021 Annual Report are available at www.ProxyVote.com. Have the control number located on your proxy card available to access the materials on this website.

D74022-P66945

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 10, 2022
AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRIMAS CORPORATION

Properly executed proxies received by the day before the cut-off date or the meeting date will be voted in the manner directed, and if no such direction is made, will be voted in accordance with the Board of Directors' recommendations.

By casting your voting instructions on the reverse side of this proxy card, you hereby (1) acknowledge receipt of the proxy statement related to the above-referenced meeting, (2) appoint the individuals named in such proxy statement, and each of them, as proxies, with full power of substitution, to vote all shares of TriMas Corporation's common stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof, and (3) revoke any proxies previously given.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the Board of Directors' recommendations indicated on the reverse side of this proxy, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or the internet, as described in the instructions on the reverse side of the proxy.

Continued and to be signed on reverse side